FILED PURSUANT TO RULE 424(b)(2)

REGISTRATION NOS: 333-142839
AND 333-142839-04

The filing fee for $345,000,000 maximum aggregate offering price of trust preferred securities offered by means of this prospectus supplement and the accompanying prospectus has been calculated in accordance with rule 457(r) and been satisfied by applying, pursuant to Rule 457(p), $13,558 against the registration fee of $108,788 that has already been paid and remains unused with respect to securities that were previously registered pursuant to Registration Statement Nos. 333-126797 and 333-124337 and were not sold thereunder. $95,230 remains available for future registration fees. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-142839.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 11, 2007.

Regions Financing Trust III

$300,000,000

8.875% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

Regions Financial Corporation

Regions Financing Trust III, a Delaware statutory trust, which we refer to as the “Trust,” will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the assets of the Trust. The only assets of the Trust will be the 8.875% Junior Subordinated Notes due 2078 issued by Regions Financial Corporation, which we refer to as the “JSNs.” The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the JSNs.

The JSNs will bear interest at the annual rate of 8.875% from and including April 30, 2008 payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008. Regions has the right, on one or more occasions, to defer the payment of interest on the JSNs for up to 20 consecutive interest periods or, if earlier, its first payment of current interest, without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement and for up to 40 consecutive interest periods without giving rise to an event of default. In the event of Regions’ bankruptcy, holders of the JSNs will have a limited claim for deferred interest.

The principal amount of the JSNs will become due on June 15, 2048, or if that day is not a business day, on the next business day (the “scheduled maturity date”), to the extent of the applicable percentage of the net proceeds that Regions has from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to such date. Regions will use its commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the JSNs in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and Regions will continue to use its commercially reasonable efforts to sell sufficient qualifying capital securities to permit repayment of the JSNs in full. Regions must pay any remaining principal and interest in full on the JSNs on June 15, 2078, which is the final repayment date, whether or not it has sold qualifying capital securities.

At Regions’ option, the Trust Preferred Securities may be redeemed on or after June 15, 2013 in whole or in part and prior to June 15, 2013 in whole but not in part after the occurrence of a tax event, capital treatment event or investment company event, as described herein, in each case at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. The JSNs may also be redeemed in whole but not in part prior to June 15, 2013 at a make-whole redemption price after the occurrence of a rating agency event, as described herein.

The JSNs will be subordinated upon Regions’ liquidation to all of its existing and future senior debt other than trade accounts payable and any debt that by its terms does not rank senior to the JSNs upon Regions’ liquidation but will rank equally upon Regions’ liquidation with its 6.625% Junior Subordinated Notes due 2077 held by Regions Financing Trust II and Regions guarantee of the related trust preferred securities, and will be effectively subordinated to all liabilities of Regions’ subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. Regions will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust Preferred Securities and the JSNs are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

The Trust will apply to have the Trust Preferred Securities listed on the New York Stock Exchange under the symbol “RF PrZ”. If approved for listing, trading is expected to commence within 30 days after the Trust Preferred Securities are first issued.

See “ Risk Factors” beginning on page S-12 of this prospectus supplement to read about important factors you should consider before buying the Trust Preferred Securities.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Total(1)(2)
Initial public offering price	$25	$300,000,000
Underwriting discount	(2)	(2)
Proceeds, before expenses, to Regions	$25	$300,000,000

(1)	Plus accrued distributions, if any, on the Trust Preferred Securities from April 30 , 2008 to the date of delivery.
(2)	In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the JSNs, Regions has agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, a total of $9,369,500 at $0.7875 per Trust Preferred Security; provided, however, that we have agreed to pay $0.50 per Trust Preferred Security for sales to certain institutions. See “Underwriting.”

To the extent that the underwriters sell more than 12,000,000 Trust Preferred Securities, the underwriters have the option to purchase up to 1,800,000 additional Trust Preferred Securities from the Trust at the initial public offering price within 30 days of the date of this prospectus supplement and receive from Regions $0.7875 per Trust Preferred Security (or, for sales to certain institutions, $0.50 per Trust Preferred Security) as compensation for arranging the investment of the proceeds of such sale in JSNs.

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about April 30, 2008.

Joint Book Runners
Morgan Stanley Sole Structuring Coordinator	Citi	Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

Senior Co-Managers

UBS Investment Bank Wachovia Securities

Junior Co-Managers

Deutsche Bank Securities	RBC Capital Markets		The Williams Capital Group, L.P.

Prospectus Supplement dated April 25, 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Regions,” “we,” “us,” “our” or similar references mean Regions Financial Corporation and its subsidiaries, and references to the “Trust” mean Regions Financing Trust III.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a),

S-i

13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or “Exchange Act,” until we sell all the securities offered by this prospectus supplement (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Current Reports on Form 8-K filed on January 24, 2008, February 20, 2008, February 27, 2008, February 29, 2008, and April 22, 2008.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Regions Financial Corporation

Investor Relations

1900 Fifth Avenue North

Birmingham, Alabama 35203

(205) 581-7890

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, Regions, together with its subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

Regions’ ability to achieve the earnings expectations related to the businesses that have been acquired, including its merger with AmSouth Bancorporation (“AmSouth”), or that may be acquired in the future, which in turn depends on a variety of factors, including:

•	Regions’ ability to achieve the anticipated cost savings and revenue enhancements with respect to acquired operations, or lower than expected revenues from continuing operations;

•	the assimilation of the combined companies’ corporate culture;

•	the continued growth of the markets that the acquired entities serve, consistent with recent historical experience; and

•	difficulties related to the integration of the businesses, including integration of information systems and retention of key personnel.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage interest rate risk, market risk, credit risk, operational risk, legal risk and regulatory risk.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	The current stresses in the financial markets.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectability of loans.

S-iii

•	The effects of geopolitical instability and crises such as terrorist attacks.

•

Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies and similar organizations, including changes in accounting standards, that may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits that could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The words “believe,” “expect,” “anticipate,” “project” and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

S-iv

SUMMARY INFORMATION

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the JSNs. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement.

Regions Financial Corporation

Regions Financial Corporation is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions provides traditional commercial, retail and mortgage banking services, as well as other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and other specialty financing. At December 31, 2007, Regions had total consolidated assets of approximately $141.0 billion, total consolidated deposits of approximately $94.8 billion and total consolidated stockholders’ equity of approximately $19.8 billion.

Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203.

Regions Financing Trust III

The Trust is a statutory trust formed under Delaware law pursuant to a Declaration of Trust signed by Regions, as depositor of the Trust, the property trustee and the Delaware trustee and the filing of a certificate of trust with the Delaware Secretary of State on November 20, 2001. The Declaration of Trust will be amended and restated before the issuance of the Trust Preferred Securities. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs;

•	making distributions to the holders of the Trust Preferred Securities and the common securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s affairs will be conducted by its trustees, each appointed by Regions as depositor of the Trust. The trustees will be Deutsche Bank Trust Company Americas as the “property trustee,” Deutsche Bank Trust Company Delaware as the “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Regions.

The principal executive office of the Trust is c/o Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, telephone number: (205) 944-1300.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the assets of the Trust.

The Trust will sell the Trust Preferred Securities to the public and its common securities to Regions. The Trust will use the proceeds from those sales to purchase $300,010,000 aggregate principal amount of 8.875% Junior Subordinated Notes due 2078 of Regions, which we refer to in this prospectus supplement as the “JSNs.”

Regions will pay interest on the JSNs at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the JSNs to make the corresponding payments on the Trust Preferred Securities.

The underwriters have the option to purchase up to an additional 1,800,000 Trust Preferred Securities, or $45,000,000 in the aggregate. The Trust will use the proceeds from the additional Trust Preferred Securities to purchase an additional corresponding amount of JSNs.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as Regions pays interest to the Trust on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from April 30, 2008. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2008. In the event any distribution date is not a business day, payment shall be made on the following business day, without adjustment. If Regions defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

Regions has the right, on one or more occasions, to defer the payment of interest on the JSNs for up to 20 consecutive interest periods or, if earlier, its first payment of current interest, without being subject to its obligations described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” and for up to 40 consecutive interest periods without giving rise to an event of default under the terms of the JSNs or the Trust Preferred Securities. However, no interest deferral may extend beyond the redemption of the JSNs or the final repayment date. Interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate on the JSNs, compounded on each distribution date.

If Regions exercises its right to defer interest payments on the JSNs, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that deferral period.

During any deferral period, neither Regions nor the Trust will generally be permitted to make any payments of deferred interest or distributions from any source other than “eligible proceeds,” as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” or required to make any interest or distribution payments other than pursuant to the alternative payment mechanism.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSNs, Regions will be required, with certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism referred to in the next paragraph. At any time during a deferral period, Regions may not pay deferred interest on the JSNs except pursuant to the alternative payment mechanism, subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

Under the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” subject to certain exceptions, Regions must issue “qualifying APM securities,” which initially consist of common stock, “qualifying warrants” and “qualifying preferred stock,” as those terms are defined in that section, until the net proceeds at least equal the amount of deferred interest (including compounded interest thereon) on the JSNs and apply the net proceeds to the payment of such deferred interest. Regions is not required to issue common stock during the first five years of any deferral period

(including compounded interest thereon) to the extent the net proceeds of such issuance, together with the net proceeds of all prior issuances of common stock and qualifying warrants applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism for that deferral period, would exceed an amount equal to 2% of the common equity issuance cap (as defined herein). Regions is also not permitted to issue “qualifying preferred stock” to pay deferred interest to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSNs. Regions has no obligation to issue “qualifying warrants” under the alternative payment mechanism unless the definition of “qualifying APM securities” has been amended to eliminate common stock, in which case the 2% cap described above will apply to “qualifying warrants.”

If Regions defers payments of interest on the JSNs, the JSNs will be treated as being reissued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The Trust will use the proceeds of any repayment or redemption of the JSNs to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

For a description of Regions’ rights to redeem the JSNs, see “Description of the Junior Subordinated Notes—Redemption.”

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with the Federal Reserve Bank of Atlanta, or any successor federal bank regulatory agency having primary jurisdiction over Regions, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal,” on the scheduled maturity date.

Regions understands that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that it be permitted to redeem the JSNs without replacing the Trust Preferred Securities with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of Regions’ capital components, considered in light of its risk exposures, earnings and growth strategy, and other supervisory considerations.

Liquidation of the Trust and Distribution of JSNs to Holders

Regions may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSNs to the holders of the Trust Preferred Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, it must obtain the approval of the Federal Reserve prior to making that election.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

Listing

An application will be made to list the Trust Preferred Securities on the New York Stock Exchange and, if approved, it is expected that trading in the Trust Preferred Securities on the New York Stock Exchange will begin within 30 days after the original issue date.

The JSNs

The JSNs will constitute a series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Regions under the indenture for subordinated debt securities, dated as of May 12, 2002, between Regions and Deutsche Bank Trust Company Americas, as Trustee. The JSNs will be unsecured and will rank junior to all existing and future senior debt of Regions, and will be effectively subordinated to all liabilities of our subsidiaries, including deposits.

Repayment of Principal

Regions must repay the principal amount of the JSNs, together with accrued and unpaid interest, on June 15, 2048, or if that date is not a business day, the next business day (the “scheduled maturity date”), to the extent of the “applicable percentage” of the net proceeds that it has raised from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to the scheduled maturity date. If it has not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the JSNs on the scheduled maturity date, it will repay the JSNs to the extent of the applicable percentage of the net proceeds it has raised and the unpaid portion will remain outstanding. Regions will be required to repay the unpaid portion of the JSNs on each subsequent interest payment date to the extent of the applicable percentage of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

•	the redemption of the JSNs;

•	an event of default that results in acceleration of the JSNs; and

•	June 15, 2078, which is the “final repayment date.”

Regions will use its commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the Junior Subordinated Notes—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 days prior to the scheduled maturity date to permit repayment of the JSNs in full on the scheduled maturity date in accordance with the preceding paragraph. If Regions is unable for any reason to raise sufficient proceeds, it will use its commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the JSNs on the following interest payment date, and on each interest payment date thereafter, until the JSNs are paid in full.

Any unpaid principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the amount of qualifying capital securities Regions has issued and sold by that time.

Regions is not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the JSNs.

Interest

The JSNs will bear interest at the annual rate of 8.875%. Interest on the JSNs will accrue from April 30, 2008. Regions will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (referred to herein as “interest payment dates”), beginning on June 15, 2008. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Subordination

The JSNs will be unsecured and will be deeply subordinated upon Regions’ liquidation, including to all of its existing and future “senior debt,” as defined under “Description of the Junior Subordinated Notes—Subordination,” but will rank equally upon liquidation with its 6.625% Junior Subordinated Notes due 2077 held by Regions Financing Trust II and Regions’ guarantee of the trust preferred securities issued by such trust (the “existing parity obligations”), and will be effectively subordinated to all liabilities of its subsidiaries. Substantially all of Regions’ existing indebtedness is senior debt. At December 31, 2007, Regions’ indebtedness for money borrowed ranking senior to the JSNs upon liquidation, on a consolidated basis, was approximately $116.3 billion.

Certain Payment Restrictions Applicable to Regions

During any deferral period or period in which Regions has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced, Regions generally may not, nor will it permit any of its subsidiaries to, make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs, subject to the limited exceptions described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, Regions generally may not be permitted to, nor will it permit any of its subsidiaries to, repurchase or acquire any securities ranking pari passu with or junior to any “qualifying APM securities,” the proceeds of which were used to pay deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the JSNs permit Regions to make any payment of current or deferred interest on its debt securities or guarantees that rank pari passu with the JSNs upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSNs), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities, and to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Redemption of JSNs

Regions may elect to redeem any or all of the JSNs at any time on or after June 15, 2013 at 100% of their principal amount plus accrued and unpaid interest to the date of redemption as described under “Description of the Junior Subordinated Notes—Redemption.” In addition, Regions may elect to redeem all, but not less than all, of the JSNs at any time prior to June 15, 2013 at (i) 100% of their principal amount, plus accrued and unpaid interest through the date of redemption, if certain changes occur relating to the capital treatment of the Trust Preferred Securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the Trust Preferred Securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption, see “Description of the Junior Subordinated Notes—Redemption” below.

Regions will be subject to its obligations under the replacement capital covenant (as described below) if it elects to redeem any or all of the JSNs prior to the termination of the replacement capital covenant on June 15, 2058. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. As a result, subject to any changes in the current capital adequacy guidelines of the Federal Reserve, the early redemption of the Trust Preferred Securities will be subject to the prior approval of the Federal Reserve.

Regions understands that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the JSNs without replacing the Trust Preferred Securities with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of Regions’ capital components, considered in light of its risk exposures, earnings and growth strategy, and other supervisory considerations.

Events of Default

The following events are “events of default” with respect to the JSNs:

•

default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Regions (not including any of its subsidiaries); or

•

receivership of a major subsidiary depository institution of Regions within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Regions Bank is Regions’ only major subsidiary depository institution.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest (including compounded interest) of all JSNs to be due and payable immediately. If the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. Should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to do so.

Tax Treatment

In connection with the issuance of the JSNs, Sullivan & Cromwell LLP, our counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the JSNs will be characterized as indebtedness for United States federal income tax purposes. The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Trust Preferred Securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. By purchasing the Trust Preferred Securities, each holder of the Trust Preferred Securities agrees, and Regions and the Trust agree, to treat the JSNs as indebtedness and the Trust as a grantor trust for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Replacement Capital Covenant

Regions will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of its subsidiary, Regions Bank) in which it will agree that neither it nor any of its subsidiaries will repay, redeem or purchase the JSNs or Trust Preferred Securities at any time prior to June 15, 2058, unless:

•

in the case of a redemption or purchase prior to the scheduled maturity date, Regions has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital adequacy guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

•

the aggregate amount of net cash proceeds Regions and its subsidiaries have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, REIT preferred securities and certain qualifying capital securities, and

•

the market value of any Regions common stock that Regions and its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period.

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the JSNs occurs, Regions will not have to comply with the replacement capital covenant. For purposes of the replacement capital covenant, the term “repay” includes the defeasance by Regions of the JSNs as well as the satisfaction and discharge of its obligations under the indenture with respect to the JSNs. Regions’ covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. The initial series of covered debt is Regions’ 7 3/8% Subordinated Debentures due 2037, which have CUSIP No. 7591EP AE0.

Guarantee by Regions

Regions will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and only to the extent the Trust has funds available for payment of those amounts. This obligation is referred to as the “guarantee.” However, as described under “Risk Factors—Regions guarantees distributions on the Trust Preferred Securities only if the Trust has cash available,” the guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if Regions has failed to pay to the Trust amounts due under the JSNs or if it elects to defer payment of interest under the JSNs.

As issuer of the JSNs, Regions is also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Trust Preferred Securities.

Ratio of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003 are as follows:

	Year Ended December 31
	2007		2006		2005		2004		2003
Ratio of Earnings to Fixed Charges (1):
Excluding interest on deposits	2.89	x	3.86	x	3.64	x	4.06	x	3.61	x
Including interest on deposits	1.54		1.84		1.89		2.30		2.13

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

Selected Consolidated Financial Data

The following is selected consolidated financial data for Regions as of and for the years ended December 31, 2007, 2006 and 2005.

The selected consolidated financial data as of and for each of the years ended December 31, 2007, 2006 and 2005 is derived from Regions’ audited consolidated financial statements. Regions’ consolidated financial statements as of and for each of the three fiscal years ended December 31, 2007, 2006 and 2005 were audited by Ernst & Young LLP, independent registered public accounting firm. The summary below should be read in conjunction with Regions’ consolidated financial statements, and the related notes thereto, and the other information in Regions’ 2007 Annual Report on Form 10-K.

Regions’ consolidated financial statements include the results of operations of acquired companies only from their respective dates of acquisition. The consolidated results of operations of Regions as of and for the year ended December 31, 2006 include the results of operations of AmSouth since November 4, 2006.

	Year Ended December 31
	2007	2006	2005
	(In thousands, except per share data)
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Total interest income	$8,074,663	$5,649,118	$4,271,145
Total interest expense	3,676,297	2,340,816	1,489,756

Net interest income	4,398,366	3,308,302	2,781,389
Provision for loan losses	555,000	142,373	166,746

Net interest income after provision for loan losses	3,843,366	3,165,929	2,614,643
Total non-interest income before security gains (losses), net	2,864,388	2,021,597	1,705,712
Securities gains (losses), net	(8,553)	8,123	(18,892)
Total non-interest expense	4,660,351	3,204,028	2,942,895
Income taxes	645,687	619,100	395,861

Income from continuing operations	$1,393,163	$1,372,521	$962,707
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(217,387)	(32,606)	63,527
Income tax (benefit) expense	(75,319)	(13,230)	25,690

(Loss) income from discontinued operations, net of tax	(142,068)	(19,376)	37,837
Net income	1,251,095	1,353,145	1,000,544

Net income available to common shareholders	$1,251,095	$1,353,145	$1,000,544

PER COMMON SHARE DATA
Earnings per share from continuing operations—basic	$1.97	$2.74	$2.09
Earnings per share from continuing operations—diluted	1.95	2.71	2.07
Earnings per share—basic	1.77	2.70	2.17
Earnings per share—diluted	1.76	2.67	2.15
Cash dividends declared	1.46	1.40	1.36

Weighted-average number of shares outstanding—basic	707,981	501,681	461,171
Weighted-average number of shares outstanding—diluted	712,743	506,989	466,183

	Year Ended December 31
	2007	2006
	(In thousands)
CONSOLIDATED CONDENSED PERIOD-END STATEMENTS OF CONDITION
ASSETS
Cash and due from banks	$3,720,365	$3,550,742
Securities available for sale	17,318,074	18,514,332
Trading account assets	907,300	1,442,994
Loans held for sale	720,924	3,308,064
Loans held for sale—divestitures	—	1,612,237
Loans, net of unearned income	95,378,847	94,550,602
Allowance for loan losses	(1,321,244)	(1,055,953)

Net loans	94,057,603	93,494,649

Excess purchase price	11,491,673	11,175,647
Other identifiable intangible assets	759,832	957,834
Other assets	12,065,946	9,312,522

Total assets	$141,041,717	$143,369,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total deposits	$94,774,968	$101,227,969
Total short-term borrowings	11,120,122	9,667,071
Long-term borrowings	11,324,790	8,642,649
Other liabilities	3,998,808	3,129,878

Total liabilities	121,218,688	122,667,567
Stockholders’ equity	19,823,029	20,701,454

Total liabilities and stockholders’ equity	$141,041,717	$143,369,021

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own Regions’ JSNs, you are also making an investment decision with regard to the JSNs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed Regions may issue that ranks senior to the JSNs upon its liquidation or in right of payment as to principal or interest.

The JSNs will be subordinate and junior upon Regions’ liquidation to its obligations under all of its indebtedness for money borrowed that is not by its terms made pari passu with or junior to the JSNs upon liquidation. At December 31, 2007, Regions’ indebtedness for money borrowed ranking senior to the JSNs on liquidation, on a parent-only basis, was approximately $4.9 billion. The JSNs will rank pari passu with the existing parity obligations.

“Parity securities” means debt securities or guarantees that rank on a parity with the JSNs upon Regions’ liquidation and include the existing parity obligations. Regions may issue parity securities as to which it is required to make payments of interest during a deferral period on the JSNs that, if not made, would cause it to breach the terms of the instrument governing such parity securities. The terms of the JSNs permit Regions to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities. They also permit Regions to make any payment of current or deferred interest on parity securities and on the JSNs during a deferral period that is made pro rata to the amounts due on such parity securities and the JSNs, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply, and to make any payment of principal on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

The JSNs beneficially owned by the Trust will be effectively subordinated to the obligations of Regions’ subsidiaries.

Regions receives a significant portion of its revenue from dividends from its subsidiaries. Because it is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that Regions may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of its subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, it or some of its other subsidiaries, including Regions’ principal banking subsidiary, Regions Bank. Regions’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under Regions’ contracts or otherwise to make any funds available to it. Accordingly, the payments on the JSNs, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of Regions’ subsidiaries. At December 31, 2007, Regions’ subsidiaries’ direct borrowings and deposit liabilities were approximately $114.4 billion.

Regions’ ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is Regions’ subsidiary. Under certain circumstances, including any determination that Regions’ relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

Regions guarantees distributions on the Trust Preferred Securities only if the Trust has cash available.

Regions will guarantee, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•

the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If Regions does not make a required interest payment on the JSNs or elects to defer interest payments on the JSNs, the Trust will not have sufficient funds to make the related distribution on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. If Regions does not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as owner of the JSNs, or proceed directly against Regions for payment of any amounts due on the JSNs.

Regions’ obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its senior debt, and will rank pari passu with its existing parity obligations and any similar guarantees of parity securities it may issue in the future.

Regions’ right to redeem the JSNs prior to June 15, 2058 is limited by the replacement capital covenant.

Regions may redeem any or all of the JSNs at any time, as described under “Description of the Junior Subordinated Notes—Redemption.” However, the replacement capital covenant described under “Replacement Capital Covenant” will limit its right to redeem or purchase JSNs prior to June 15, 2058. In the replacement capital covenant, Regions covenants, for the benefit of holders of a designated series of its indebtedness that ranks senior to the JSNs, or in certain limited cases holders of a designated series of indebtedness of Regions Bank, that neither it nor any of its subsidiaries will redeem, repay or purchase the JSNs or the Trust Preferred Securities unless:

•	in the case of a redemption or repurchase prior to the scheduled maturity date, it has received any necessary approvals from the Federal Reserve, and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

•	the aggregate amount of net cash proceeds it receives from the sale of certain “replacement capital securities,” or

•

the market value of any Regions common stock that Regions or its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period. Accordingly, there could be circumstances in which it would be in the interest of both you and Regions that some or all of the JSNs or the Trust Preferred Securities be redeemed, and sufficient cash is available for that purpose, but Regions will be restricted from doing so because it did not obtain proceeds from the sale of “replacement capital securities,” which are described in “Replacement Capital Covenant,” or otherwise deliver or issue common stock in connection with the acquisition of property or assets or the conversion or exchange of convertible or exchangeable securities.

Regions’ obligation to repay the JSNs on the scheduled maturity date is subject to issuance of qualifying capital securities.

Regions’ obligation to repay the JSNs on the scheduled maturity date is limited. Regions is required to repay the JSNs on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds from its issuance of “qualifying capital securities” (as these terms are defined under “Replacement Capital Covenant”) during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to the scheduled maturity date. If it has not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the JSNs on the scheduled maturity date, it will repay the JSNs to the extent of the applicable percentage of the net proceeds it has received and the unpaid portion will remain outstanding. Moreover, Regions may only pay deferred interest out of the net proceeds from the sale of qualifying APM securities, as described under “—Regions’ ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.” Regions will be required to repay the unpaid principal amount of the JSNs on each subsequent interest payment date to the extent of the “applicable percentage of the net proceeds it receives from any subsequent issuance of qualifying capital securities until: (i) it has raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) payment of the JSNs is accelerated upon the occurrence of an event of default or (iii) the final repayment date for the JSNs. Regions’ ability to issue qualifying capital securities in connection with this obligation to repay the JSNs will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these qualifying capital securities. Although Regions has agreed to use its commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period referred to above to repay the JSNs and thereafter until the JSNs are repaid in full, its failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and it will be excused from using its commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the Trust Preferred Securities, Regions will enter into the replacement capital covenant described above pursuant to which Regions will make a covenant that restricts its right to repay, redeem or purchase JSNs or Trust Preferred Securities at any time prior to June 15, 2058. Regions may modify the replacement capital covenant without your consent if the modification does not further restrict its ability to repay the JSNs in connection with an issuance of qualifying capital securities. See “Replacement Capital Covenant.”

Regions has no obligation to issue any securities other than qualifying capital securities in connection with its obligation to repay the JSNs on or after the scheduled maturity date.

Regions has the right to defer interest for 10 years without causing an event of default.

Regions has the right to defer interest on the JSNs for up to 40 consecutive interest periods. Although it would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may fail to pay accrued interest on the JSNs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as Regions is otherwise in compliance with its obligations, such holders will have no remedies against the Trust or Regions for nonpayment unless it fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period.

Regions’ ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.

If Regions elects to defer interest payments, it will not be permitted to pay deferred interest on the JSNs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock, “qualifying preferred stock” up to the “preferred stock issuance cap” and “qualifying warrants” (each as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”), except in limited circumstances. Those limited circumstances are: (i) the occurrence and continuance of a “supervisory event” (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business combination) and (iii) an event of default has occurred and is continuing. In those circumstances, Regions will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock to pay deferred interest pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, are equal to 25% of the aggregate principal amount of the outstanding JSNs. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSNs. Market disruption events include events and circumstances both within and beyond Regions’ control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding its commercially reasonable efforts. Moreover, Regions may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If Regions does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), Regions will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if it has cash available from other sources. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The indenture limits Regions’ obligation to raise proceeds from the sale of shares of common stock to pay deferred interest (including compounded interest thereon) during the first five years of any deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once Regions reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is five years following its commencement. Although Regions has the right to sell common stock if it has reached the common equity issuance cap, it has no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that Regions has, but in general it is not obligated to sell qualifying warrants and no party may require it to. See “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.”

The terms of Regions’ outstanding junior subordinated debentures prohibit it from making any payment of principal or interest on the JSNs or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any JSNs if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantee or at any time when it has deferred interest thereunder.

Regions must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve shall have disapproved.

The indenture for the JSNs provides that Regions must notify the Federal Reserve if the alternative payment mechanism is applicable and that it may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if a “supervisory event” has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities, but not allow use of the proceeds to pay deferred interest on the JSNs and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if Regions elects to defer interest on the JSNs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, it may be unable to pay the deferred interest on the JSNs.

Regions may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, Regions could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

Regions has the ability under certain circumstances to narrow the definition of qualifying APM securities.

Regions may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if, after the initial issue date for the Trust Preferred Securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for Regions to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Trust Preferred Securities.

Regions currently does not intend to exercise its right to defer payments of interest on the JSNs. However, if it exercises that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of this deferral right, the market price of the Trust Preferred Securities, payments on which depend solely on payments being made on the JSNs, may be more volatile than the market prices of other securities that are not subject to optional deferral. If Regions does defer interest on the JSNs and you elect to sell Trust Preferred Securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If Regions does defer interest payments on the JSNs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the JSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of Regions’ bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSNs, whether voluntary or not, a holder of JSNs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Regions has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders of the Trust Preferred Securities have limited rights under the JSNs.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any rights with respect to the JSNs.

If an event of default under the Amended Declaration were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the JSNs against Regions. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the Amended Declaration, including the right to direct the property trustee to exercise the remedies available to it as the holder of the JSNs.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee were to fail to enforce its rights under the JSNs in respect of an indenture event of default after a record holder of the Trust Preferred Securities has made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against Regions to enforce the property trustee’s rights under the JSNs. In addition, if Regions were to fail to pay interest or principal on the JSNs on the date that interest or principal is otherwise payable, except for deferrals permitted by the Amended Declaration and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of Regions’ obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the Junior Subordinated Notes—Repayment of Principal,” in each case subject to a market disruption event, and for payment of the principal or interest on the JSNs having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the JSNs. In connection with a direct action, Regions would have the right under the indenture and the Amended Declaration to set off any payment made to that holder by it.

The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the JSNs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSNs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is limited to payment defaults after 10 years of interest deferral or nonpayment, and specific events of bankruptcy, insolvency and reorganization relating to Regions or the receivership of Regions Bank, its principal banking subsidiary.

There is no right of acceleration upon Regions’ breach of other covenants under the indenture or default on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

An active trading market for the Trust Preferred Securities may not develop.

Although the Trust will apply to have the Trust Preferred Securities listed on the New York Stock Exchange, no assurance can be given that any market may develop for the Trust Preferred Securities. Additionally, although Regions has been advised that the underwriters intend to make a market in the Trust Preferred Securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

The general level of interest rates and Regions’ credit quality will directly affect the value of the Trust Preferred Securities.

The trading prices of the Trust Preferred Securities will be directly affected by, among other things, interest rates generally and Regions’ credit quality. It is impossible to predict whether interest rates will rise or fall. Regions’ operating results and prospects and economic, financial and other factors will affect the value of the Trust Preferred Securities.

General market conditions and unpredictable factors could adversely affect market prices for the Trust Preferred Securities.

There can be no assurance about the market prices for the Trust Preferred Securities. Several factors, many of which are beyond our control, will influence the market value of the Trust Preferred Securities. Factors that might influence the market value of the Trust Preferred Securities include:

•	whether Regions is deferring interest or is likely to defer interest on the JSNs;

•	Regions’ creditworthiness;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect Regions or the financial markets generally.

Accordingly, the Trust Preferred Securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Regions may redeem the JSNs at any time on or after June 15, 2013 or at any time prior to June 15, 2013 and after the occurrence of a tax event, rating agency event, capital treatment event or an investment company event.

Regions may redeem the JSNs at any time on or after June 15, 2013, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. In addition, prior to June 15, 2013, at any time after the occurrence of a tax event, rating agency event, capital treatment event or investment company event, Regions may redeem the JSNs, in whole but not in part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption or, in the event of a redemption in connection with a rating agency event, a make-whole redemption price (which includes any accrued and unpaid interest through the date of redemption). Except as set forth in the preceding sentence, Regions may not redeem the JSNs prior to June 15, 2013. If the Trust Preferred Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities. See “Description of the Junior Subordinated Notes—Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the Trust Preferred Securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the JSNs being redeemed earlier or at a lower redemption price than would otherwise be the case. See “Description of the Junior Subordinated Notes—Redemption” for a further description of those events.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes.

The JSNs are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSNs. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes. If, contrary to the opinion of Regions’ tax counsel, the JSNs were recharacterized as equity of Regions, payment on the Trust Preferred Securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

REGIONS FINANCIAL CORPORATION

Regions Financial Corporation is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions’ primary business is providing traditional commercial and retail banking services. At December 31, 2007, Regions had total consolidated assets of approximately $141 billion, total consolidated deposits of approximately $94.8 billion and total consolidated stockholders’ equity of approximately $19.8 billion. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203. In November 2006, Regions and AmSouth completed a merger of the two companies. AmSouth was a $52 billion bank holding company headquartered in Birmingham, Alabama.

Regions conducts its banking operations through Regions Bank, an Alabama-chartered banking corporation that is a member of the Federal Reserve System. At December 31, 2007, Regions Bank operated approximately 1,900 full service banking offices in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas and Virginia.

In addition to providing traditional commercial and retail banking services, Regions provides additional financial services including securities brokerage, asset management, financial planning, mutual funds, investment banking, insurance, mortgage origination and servicing, equipment financing and other specialty financing. Regions provides brokerage services and investment banking from over 400 offices of Morgan Keegan & Company, Inc. (“Morgan Keegan”), one of the largest investment firms based in the South. Regions provides full-line insurance brokerage services primarily through Regions Insurance, Inc., one of the largest bank-owned insurance brokers in the United States.

RECENT DEVELOPMENTS

On April 15, 2008, Regions announced its results of operations for the first quarter of 2008. Regions’ first quarter 2008 income from continuing operations was $336.7 million, or 48 cents per diluted share, which included $46.9 million in after-tax merger-related expenses (7 cents per diluted share).

	Quarter ended March 31
(Dollars in thousands)	2008	2007
INCOME
Income from continuing operations	$336,710	$474,076
Loss from discontinued operation, net of tax	(42)	(141,095)

Net Income	$336,668	$332,981

Taxable equivalent net interest income was $1.0 billion, resulting in a net interest margin of 3.53%, compared with 3.61% in the fourth quarter of 2007. This decline reflects the continued pressure of a negative shift in the funding mix given a lower level of low-cost deposits. Federal Reserve Board interest rate cuts are also negatively affecting spreads, as interest rates on loans are re-pricing downward ahead of funding costs.

Loans, net of unearned income, increased by approximately 4.2 % on a linked-quarter annualized basis during the first quarter of 2008. Growth occurred primarily in commercial loans.

Total deposits decreased during the first quarter of 2008 compared to year-end 2007. This decrease was driven by a reduction in foreign deposits, which were offset by an increase in short-term borrowings, which became a more cost effective funding alternative in the quarter. Deposits also declined due to commercial customers using their deposits to pay down debt and consumers seeking higher returns in this slowing economy. In the current economic environment, deposit growth is likely to remain an industry challenge throughout the remainder of the year.

Net loan charge-offs increased to $125.8 million, or an annualized 0.53% of average net loans, in the first quarter of 2008, compared to $107.5 million, or an annualized 0.45% of average net loans, in the prior quarter. The linked-quarter increase was primarily driven by developments in Regions’ residential homebuilder portfolio and home equity portfolio, both of which are closely tied to the housing market slowdown in the United States. Although the home equity portfolio weakened due to declining residential property values, Regions’ losses, which were an annualized 0.57% of related average outstanding loans, compared favorably to its peer group.

Regions is aggressively managing its residential homebuilder portfolio. As of March 31, 2008, overall exposure to this portfolio stands at $6.2 billion.

Indicative of general challenges in the credit market, Regions’ first quarter loan loss provision totaled $181.0 million, or $55 million above first quarter net loan-charge-offs. The total allowance for credit losses was 1.49% of net loans at March 31, 2008, an increase over the prior quarter’s 1.45%.

Total non-performing assets at March 31, 2008 were $1.204 billion, or 1.25% of loans and other real estate, compared to $864.1 million, or 0.90% at December 31, 2007. Non-performing assets and net charge-off levels are expected to continue upward in 2008 as the strained economic climate continues.

On March 30, 2007, Regions completed the sale of its non-conforming wholesale mortgage originator, EquiFirst Corp. (“EquiFirst”), to Barclays bank PLC for $76 million. EquiFirst’s after-tax net loss for first quarter 2007 was $141 million (19 cents per diluted share), which is reported as discontinued operations. The sales price is subject to final resolution of closing date values of net assets sold, which has not yet been completed.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under “Where You Can Find More Information.”

Regions Financing Trust IlI, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, as amended by Amendment No. 1 thereto, signed by Regions, as depositor of the Trust, the property trustee and the Delaware trustee and the filing of a certificate of trust with the Delaware Secretary of State on November 20, 2001. The Declaration of Trust will be amended and restated in its entirety before the issuance of the Trust Preferred Securities. We refer to the Declaration of Trust, as so amended and restated, as the “Amended Declaration.” The Amended Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs;

•	making distributions to the holders of the Trust Preferred Securities and common securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

Regions will own all of the Trust’s common securities, either directly or indirectly. The common securities rank equally with the Trust Preferred Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Amended Declaration relating to payment defaults on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Regions will acquire common securities in an aggregate liquidation amount equal to $10,000.

The Trust’s affairs will be conducted by its trustees, each appointed by Regions as depositor of the Trust. The trustees will be Deutsche Bank Trust Company Americas as the “property trustee,” Deutsche Bank Trust Company Delaware as the “Delaware trustee” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Regions. The property trustee will act as sole trustee under the Amended Declaration for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee and the indenture. See “Description of the Guarantee of the Trust Preferred Securities.”

Unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any JSNs, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the Trust Preferred Securities. In addition, holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust’s common securities, and in no event will the holders of the Trust Preferred Securities have such right.

The Trust is a “finance subsidiary” of Regions within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus supplement, and Regions does not expect that the Trust will file reports with the SEC under the Exchange Act of 1934, or “Exchange Act.”

The Trust has a term of approximately 76 years, but may be dissolved earlier as provided in the Amended Declaration.

Regions will pay all fees and expenses (other than withholding tax) related to the Trust and the offering of the Trust Preferred Securities.

USE OF PROCEEDS

The Trust will invest the proceeds from its sale of the Trust Preferred Securities through the underwriters to investors and its common securities to Regions in the JSNs issued by Regions. Regions expects to use the net proceeds it will receive upon issuance of the JSNs, expected to be approximately $289,430,500 after deduction of expenses and underwriting commissions (assuming no exercise of the underwriters over-allotment option), for general corporate purposes.

REGULATORY CONSIDERATIONS

The Federal Reserve regulates, supervises and examines Regions as a financial holding company and a bank holding company under the Bank Holding Company Act. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies, banks and their subsidiaries and specific information relevant to Regions, please refer to Regions’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports it files with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Regions’ earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of its banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Regions’ earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect Regions’ business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Regions’ business.

Depository institutions, like Regions’ bank subsidiaries, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. Regions also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Regions’ non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING CONSIDERATIONS AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on Regions’ balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes Regions will recognize the aggregate principal amount, net of discount, of the JSNs it issues to the Trust as a liability and the amount it invests in the Trust’s common securities as an asset. The interest paid on the JSNs will be recorded as interest expense on Regions’ income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital adequacy guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital for Regions in accordance with the risk-based capital adequacy guidelines of the Federal Reserve.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of certain terms of the Trust Preferred Securities and of the Amended Declaration under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Amended Declaration, which will be filed with the SEC and incorporated by reference into the Registration Statement to which this prospectus supplement relates, copies of which are available upon request from Regions.

General

The Trust Preferred Securities will be issued pursuant to the Amended Declaration. The property trustee, Deutsche Bank Trust Company Americas, will act as indenture trustee for the Trust Preferred Securities under the Amended Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Amended Declaration, including any amendments thereto, and those made part of the Amended Declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of Regions’ 8.875% Junior Subordinated Notes due 2078, or “JSNs.”

In addition to the Trust Preferred Securities, the Amended Declaration authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust. Regions will own directly or indirectly all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth below under “—Ranking of Common Securities.” The Amended Declaration does not permit the Trust to issue any securities other than the common securities and the Trust Preferred Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by Regions to the extent described under “Description of the Guarantee of the Trust Preferred Securities.” The guarantee, when taken together with Regions’ obligations under the JSNs, the indenture and the Amended Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. Deutsche Bank Trust Company Americas, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the JSNs.

The term “holder” in this prospectus supplement with respect to a registered Trust Preferred Security means the person in whose name such Trust Preferred Security is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “RF PrZ”.

Distributions

A holder of record of the Trust Preferred Securities will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security on the same payment dates and in the same amounts as Regions pays interest on a principal amount of JSNs equal to the liquidation amount of such Trust

Preferred Security. Distributions will accumulate from April 30, 2008. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008.

In the event any distribution date is not a business day, the payment made on the following business day shall be made without adjustment. If Regions defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date, which shall be the business day prior to the distribution date, provided that if the Trust Preferred Securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the distribution date, whether or not a business day. Distributions on the Trust Preferred Securities will be cumulative. The Trust Preferred Securities will be effectively subordinated to the same debts and liabilities to which the JSNs are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Birmingham, Alabama or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including April 30, 2008 and ending on but excluding the first distribution date, June 15, 2008, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the annual rate.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the JSNs. If Regions does not make interest payments on the JSNs, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSNs in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

Regions has the right, on one or more occasions, to defer payment of interest on the JSNs for up to 40 consecutive interest periods. If it exercises this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. No deferral period may extend beyond the final repayment date of the JSNs or the earlier redemption of the JSNs. The Trust will pay deferred distributions on the Trust Preferred Securities as and when Regions pays deferred interest on the JSNs.

Although neither Regions nor the Trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” below, interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the JSNs, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement include all accumulated and unpaid distributions, including compounded amounts thereon.

If the Trust defers distributions, the accumulated and unpaid distributions will be paid on the distribution payment date following the last day of the deferral period to the holders on the record date for that distribution payment date. Upon termination of a deferral period and payment of all amounts due on the Trust Preferred Securities, Regions may elect to begin a new deferral period.

If Regions exercise its deferral right, then during any deferral period, it generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs upon liquidation, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Redemption

If Regions repays or redeems the JSNs, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of Trust Preferred Securities and common securities equal to the principal amount of JSNs redeemed or repaid. The redemption price per Trust Preferred Security will equal the applicable redemption or repayment price attributed to $25 in principal amount of the JSNs calculated as described under “Description of the Junior Subordinated Notes—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment. If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth under “—Ranking of Common Securities” below.

Subject to applicable law, including U.S. federal securities laws and, at any time prior to June 15, 2058, to the replacement capital covenant, Regions or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. However, under current capital adequacy guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the JSNs, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal,” on the scheduled maturity date.

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of the JSNs will be mailed at least 10 but not more than 15 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) Regions has paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the JSNs, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will, so long as the Trust Preferred Securities are in book-entry only form, irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit:

•

all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay), or, if such business day falls in the next calendar month, on the immediately preceding business day.

If payment of the redemption amount for any JSNs called for redemption is improperly withheld or refused and, accordingly, the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by Regions under the guarantee, then interest on the JSNs will continue to accrue and distributions on the Trust Preferred Securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the JSNs are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust Preferred Securities and common securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and common securities based upon the relative liquidation amounts of such classes, except in the case of a payment default, as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

For federal income tax purposes, a partial redemption of Trust Preferred Securities shall be treated by Regions and the Trust, and in purchasing the Trust Preferred Securities, the holders agree to treat such partial redemption, as an in-kind distribution of the JSNs to be redeemed to the holders of the Trust Preferred Securities in redemption of the Trust Preferred Securities chosen to be redeemed by the property trustee or DTC immediately followed by a cash redemption by us of such JSNs held by such holders.

For all purposes of the Amended Declaration, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

Optional Liquidation of Trust and Distribution of JSNs to Holders

Under the Amended Declaration, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of the holder of the common securities;

•

the written direction to the property trustee from the holder of the common securities to dissolve the Trust and distribute a like amount of the JSNs to the holders of the Trust Preferred Securities and common securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described under “—Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the Trust Preferred Securities and common securities a like amount of the JSNs. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and common securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

After the liquidation date fixed for any distribution of JSNs to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the JSNs to be delivered upon such distribution;

•

Regions will use its best efforts to have the JSNs listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization on which the Trust Preferred Securities are then listed;

•

any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent JSNs having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive JSNs upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSNs in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of JSNs or Cash upon Liquidation of the Trust” below.

Liquidation Value

Upon liquidation of the Trust, you would be entitled to receive $25 per Trust Preferred Security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of JSNs, subject to specified exceptions.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except that upon the occurrence and continuation of a payment default on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Amended Declaration resulting from an event of default under the indenture for the JSNs, Regions, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Amended Declaration until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Amended Declaration with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on Regions’ behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Trust Preferred Securities.

Events of Default under the Amended Declaration

Any one of the following events constitutes an event of default under the Amended Declaration, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the JSNs beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the administrative trustees in the Amended Declaration (other than those in the previous two bullets) for 60 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Amended Declaration; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within five business days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. Regions, as depositor, and the administrative trustees are each required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Amended Declaration.

The existence of a Trust Event of Default under the Amended Declaration, in and of itself, with respect to the JSNs does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such JSNs.

An event of default under the indenture entitles the property trustee, as sole holder of the JSNs, to declare the JSNs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the JSNs, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship Among Trust Preferred Securities, Junior Subordinated Notes and Guarantee” below.

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by Regions, the holder of the Trust’s common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities for cause or by the holders of a majority in liquidation amount of the

Trust Preferred Securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Regions, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Amended Declaration.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, Regions, as the holder of the Trust’s common securities, and the administrative trustees shall have the power to appoint one or more eligible persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Amended Declaration. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Amended Declaration, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to Regions or any other person, except as described below or as otherwise described in the Amended Declaration. The Trust may, at Regions’ request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

•

substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, or the “Successor Securities,” so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the JSNs then held by or on behalf of the property trustee;

•

the Successor Securities are listed or traded, or any substituted Successor Securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the Trust Preferred Securities are then listed or traded;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, or “Investment Company Act “; and

•

Regions or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust or agency arrangement for U.S. federal income tax purposes.

Voting Rights; Amendment of the Amended Declaration

Except as provided herein and under “Description of the Guarantee of the Trust Preferred Securities—Amendments and Assignment” and as otherwise required by law and the Amended Declaration, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Amended Declaration, including in respect of JSNs beneficially owned by the Trust. Under the Amended Declaration, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Amended Declaration. Regions, the property trustee and the administrative trustees of the Trust may further amend the Amended Declaration without the consent of the holders of the Trust Preferred Securities to:

•

cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions in the Amended Declaration, or to make any other provisions with respect to matters or questions arising under the Amended Declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of the Trust Preferred Securities in any material respect;

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust or agency arrangement for United States federal income tax purposes, to ensure that the JSNs are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register under the Investment Company Act;

•

modify, eliminate or add to any provisions of the Amended Declaration to such extent as shall be necessary to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Amended Declaration to the description of the Amended Declaration, the Trust Preferred Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Amended Declaration.

Other amendments to the Amended Declaration may be made by Regions, the property trustee, the Delaware trustee and the administrative trustees upon the approval of the holders of a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be classified other than as a grantor trust or agency arrangement for United States federal income tax purposes, affect the treatment of the JSNs as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of the Trust’s securities, the Amended Declaration may not be amended to:

•

change the amount or timing of any distribution on the Trust’s securities or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to the Amended Declaration if the amendment would:

•	cause the Trust to be taxable as a corporation or classified other than as a grantor trust or an agency arrangement for United States federal income tax purposes;

•	cause the Trust to be deemed an investment company required to be registered under the Investment Company Act;

•	cause the JSNs to fail or cease to be treated as indebtedness of Regions for U.S. federal income tax purposes; or

•	impose any additional obligation on Regions without Regions’ consent.

Indenture and JSNs. So long as the property trustee holds any JSNs, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the JSNs, or execute any trust or power conferred on the indenture trustee with respect to such JSNs;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the JSNs is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such JSNs, where such consent by the holders of the JSNs shall be required.

If a consent under the indenture would require the consent of each holder of JSNs affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the JSNs. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than a grantor trust or agency arrangement or taxable as a corporation for U.S. federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

General. Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Amended Declaration.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Amended Declaration.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are beneficially owned by Regions, its affiliates, the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be Deutsche Bank Trust Company Americas and any co-paying agent chosen by the property trustee and acceptable to Regions and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Deutsche Bank Trust Company Americas shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to Regions.

Registrar and Transfer Agent

Deutsche Bank Trust Company Americas will act as registrar and transfer agent, or “Transfer Agent,” for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Regions for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but the Trust may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. Regions may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Amended Declaration. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Amended Declaration at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Amended Declaration or is unsure of the application of any provision of the Amended Declaration, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Amended Declaration to vote, then the property trustee will take any action that we direct. If Regions does not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Regions and its affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Governing Law

The Amended Declaration will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act and will not be classified as other than as a grantor trust or agency arrangement for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the JSNs will be treated as indebtedness of Regions for U.S. federal income tax purposes.

In this regard, Regions and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Amended Declaration, that Regions and the administrative trustees determine to be necessary or desirable to achieve such ends, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for Regions common stock or preferred stock.

Subject to applicable law, including U.S. federal securities laws and, at any time prior to June 15, 2058, to the replacement capital covenant, Regions or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of certain terms of the JSNs and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the JSNs and the indenture which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Regions.

The JSNs will be issued pursuant to the indenture for subordinated debt securities, dated as of May 15, 2002, between Regions and Deutsche Bank Trust Company Americas, as indenture trustee. The indenture for subordinated debt securities, as amended and supplemented (including by a supplemental indenture, to be dated as of the date of issuance of the JSNs), is referred to as the “indenture,” and Deutsche Bank Trust Company Americas or its successor, as indenture trustee, is referred to as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When the term “holder” is used in this prospectus supplement with respect to a registered JSN, it means the person in whose name such JSN is registered in the security register. Regions expects that the JSNs will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

The indenture does not limit the amount of debt that Regions or its subsidiaries may incur either under the indenture or other indentures to which Regions is or becomes a party. The JSNs are not convertible into or exchangeable for Regions’ common stock or authorized preferred stock.

General

The JSNs will be unsecured and will be deeply subordinated upon Regions’ liquidation (whether in bankruptcy or otherwise) to all of its indebtedness for money borrowed, including $699.8 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities of Regions and other subordinated debt that is not by its terms expressly made pari passu with or junior to the JSNs upon liquidation but will be pari passu with Regions’ 6.625% Junior Subordinated Notes issued to Regions Financing Trust II and its guarantee of the trust preferred securities issued by that trust.

Interest Rate and Interest Payment Dates

The JSNs will bear interest at the annual rate of 8.875% and we will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2008. These dates are referred to as “interest payment dates,” and the period beginning on and including April 30, 2008 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, is referred to as an “interest period.” The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any interest payment date is not a business day, the interest payment made on the following business day shall be made without accrual of additional interest.

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustments for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual interest rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Option to Defer Interest Payments

Regions may on one or more occasions defer payment of interest on the JSNs for up to 40 consecutive interest periods. Subject to Regions’ obligations described under “—Alternative Payment Mechanism,” it may defer payment of interest prior to, on or after the scheduled maturity date. Regions may not defer interest beyond the final repayment date or the earlier redemption of the JSNs. Regions currently does not intend to exercise its right to defer payments of interest on the JSNs.

Deferred interest on the JSNs will bear interest at the annual rate of 8.875%, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which Regions elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the JSNs. At the end of any deferral period, we are required to pay all deferred interest on the JSNs to the holder as of the close of business on the record date with respect to the interest payment date at the end of such deferral period.

Regions has agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•

immediately following the first interest payment date during the deferral period on which Regions elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

Regions will not pay deferred interest on the JSNs prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing.

Regions may pay current interest at all times from any available funds.

If a supervisory event, as defined under “—Alternative Payment Mechanism,” has occurred and is continuing, then Regions may (but is not obligated to) pay deferred interest with cash from any source without a breach of its obligations under the indenture. In addition, if Regions sells qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, it may use the proceeds for other purposes and continue to defer interest without a breach of its obligations under the indenture.

If Regions is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. Regions will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Trust Preferred Securities.

Although Regions’ failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If Regions has paid all deferred interest (and compounded interest thereon) on the JSNs, it can again defer interest payments on the JSNs as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the JSNs, Regions will give the property trustee and the Delaware trustee written notice of its election to commence or extend a deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of Regions’ election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the JSNs, Regions will give the holders of the JSNs and the indenture trustee written notice of its election of a deferral period at least five business days before the next interest payment date.

If Regions defers payments of interest on the JSNs, the JSNs will be treated as being reissued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Regions has no present intention of exercising its right to defer payments of interest on the JSNs.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

Regions has agreed in the indenture that, so long as any JSNs remain outstanding, if it has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced or if a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Regions’ capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank, or make any payments under any guarantee that ranks, upon Regions’ liquidation pari passu with the JSNs (including the JSNs, “parity securities”) or junior to the JSNs; or

•	make any payments under any guarantee that ranks junior to Regions’ guarantee related to the JSNs.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of Regions capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

•	a dividend reinvestment or shareholder purchase plan;

•

transactions effected by or for the account of customers of Regions or any of its affiliates or in connection with the distribution, trading or market-making in respect of the Trust Preferred Securities; or

•

the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption, or conversion of any class or series of Regions capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of Regions capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by Regions under its guarantee regarding the Trust;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs), provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause Regions to breach the terms of the instrument governing such parity securities;

•

any payment of principal in respect of parity securities having the same scheduled maturity date as the JSNs, as required under a provision of such parity securities that is substantially the same as the provision described under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the JSNs; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

Regions’ outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the JSNs as well as any guarantee payments on the guarantee of the JSNs if circumstances comparable to the foregoing occur with respect to those securities, subject to certain exceptions.

In addition, if any deferral period lasts longer than one year, Regions and its subsidiaries may not repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if Regions is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events,” if Regions defers interest on the JSNs, it will be required, commencing not later than the earlier of (i) the first interest payment date following the commencement of a deferral period on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until Regions has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the JSNs. This method of funding the payment of accrued and unpaid interest is referred to as the “alternative payment mechanism.”

Except as provided below, Regions has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred and compounded interest on the JSNs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	Regions may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•

Regions is not required to issue common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) during the first five years of any deferral period pursuant to the alternative payment mechanism to the extent that the net proceeds of such issuance, together with the net proceeds of all prior issuances of common stock and qualifying warrants applied during that deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

Regions is not required or permitted to issue qualifying preferred stock to pay deferred interest on the JSNs to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSNs (the “preferred stock issuance cap”); and

•

So long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at Regions’ sole discretion and it will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to deferred interest on the JSNs and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

Once Regions reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism during the first five years of such deferral period even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of Regions’ common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point Regions must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and Regions subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until it starts a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale, and including the fair market value of property received by Regions or any of its subsidiaries as consideration for such qualifying APM securities) Regions has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock in excess of the “preferred stock issuance cap”), in each case to persons that are not its subsidiaries.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants, provided that Regions may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from this definition if, after the initial issue date for the Trust Preferred Securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in Regions’ earnings per share as calculated for financial reporting purposes. Regions will promptly notify the holders of the JSNs, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Amended Declaration, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock that (1) ranks pari passu with or junior to all other preferred stock of Regions, (2) contains no remedies other than “permitted remedies” and (3) (a) is subject to “intent-based replacement disclosure” and has a provision that prohibits Regions from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant,” as such terms are defined under “Replacement Capital Covenant.”

“Qualifying warrants” means net share settled warrants to purchase Regions’ common stock that (1) have an exercise price greater than the “current stock market price” of its common stock as of the date it agrees to issue the warrants, and (2) Regions is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. Regions intends that any “qualifying warrants” issued in accordance with the “alternative payment mechanism” will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Regions’ common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if its common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which its common stock is traded. If its common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Regions’ common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose. If Regions has amended the definition of qualifying APM securities to eliminate common stock, then Regions will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the JSNs in accordance with the alternative payment mechanism.

A “supervisory event” shall commence upon the date Regions has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the JSNs, and Regions has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies Regions in writing that it no longer disapproves of its intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the JSNs. The occurrence and continuation of a supervisory event will excuse Regions from its obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSNs and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Regions to sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the JSNs.

Although Regions’ failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the JSNs and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.”

If, due to a market disruption event or otherwise, Regions is able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and each holder of Trust Preferred Securities will be entitled to receive a pro rata share of any amounts received on the JSNs. If Regions has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the JSNs and those other parity securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the JSNs and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in Regions’ common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange or in the over-the-counter market, on which its common stock and/or preferred stock is then listed or traded, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•

Regions would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to its repayment obligations described under “—Repayment of Principal,” as the case may be and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval or the Federal Reserve instructs Regions not to sell or offer for sale qualifying APM securities at such time;

•

the number of shares (or, if Regions has amended the definition of qualifying APM securities to eliminate common stock, the number of shares for which any qualifying warrants are exercisable) necessary to raise sufficient proceeds to pay the deferred interest payments would exceed Regions’

“shares available for issuance” (as defined below) and consent of its shareholders to increase the amount of authorized shares has not been obtained (Regions having used commercially reasonable efforts to obtain such consent); provided that this market disruption event will not relieve Regions of its obligation to issue the number of shares available for issuance (or qualifying warrants exercisable for such number of shares) and to apply the proceeds thereof in partial payment of deferred interest;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts trading in, or the issuance or sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in Regions’ qualifying APM securities or qualifying capital securities, as the case may be, has been materially disrupted or ceased;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts trading in, or the issuance or sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, such that market trading in Regions’ qualifying APM securities or qualifying capital securities has been materially disrupted or ceased;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in Regions’ reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in Regions reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede Regions’ ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•

Regions reasonably believes that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

Regions will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but Regions was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest or (c) the supervisory event prevents Regions from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on such interest payment date.

Regions will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Obligation to Seek Shareholder Approval to Increase Authorized Shares

Under the indenture, Regions will be required to use commercially reasonable efforts to seek shareholder approval to amend its amended and restated certificate of incorporation to increase the number of its authorized shares if, at any date, the shares available for issuance, as defined below, fall below the greater of:

•	143,770,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction), and

•

during any deferral period, the number of shares that Regions would need to issue to raise sufficient net proceeds to pay an amount equal to the lesser of (i) three times the currently outstanding deferred interest (including compounded interest thereon) plus an additional year of deferred interest, and (ii) the amount of deferred interest (including compounded interest thereon) that would accrue on the JSNs for an entire 10-year deferral period (less any amount that has already been paid).

The number of shares referred to in the first bullet above will be automatically (i) increased by 100% if the definition of qualifying APM securities is amended to eliminate common stock and (ii) increased proportionately to the number of such additional Trust Preferred Securities if the Trust issues additional Trust Preferred Securities.

Regions’ failure to use commercially reasonable efforts to seek shareholder approval to increase the number of authorized shares would constitute a breach under the indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Regions’ “shares available for issuance” will be calculated in two steps. First, Regions will deduct from the number of its authorized and unissued shares the maximum number of shares of common stock that can be issued under existing reservations and commitments under which it is able to determine such maximum number. After deducting that number of shares from its authorized and unissued shares, Regions will allocate on a pro rata basis or such other basis as it determines is appropriate, the remaining available shares to the alternative payment mechanism and to any other similar commitment that is of an indeterminate nature and under which it is then required to issue shares. The definition of shares available for issuance will have the effect of giving absolute priority for issuance to those reservations and commitments under which it is able to determine the maximum number of shares issuable irrespective of when they were entered into.

Regions will be permitted to modify the definition of shares available for issuance and the related provisions of the indenture without the consent of holders of the Trust Preferred Securities or JSNs, provided that (i) it has determined, in its reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the fourth preceding paragraph.

Repayment of Principal

Regions must repay the principal amount of the JSNs, together with accrued and unpaid interest, on June 15, 2048, or if that day is not a business day, the next business day (the “scheduled maturity date”) subject to the limitations described below.

Regions’ obligation to repay the JSNs on the scheduled maturity date is limited. The indenture requires that Regions repay the JSNs on the scheduled maturity date to the extent of the “applicable percentage” of the net proceeds it has received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 and not less than 10 days prior to the scheduled maturity date. If it has not sold sufficient qualifying capital securities to permit repayment of the entire principal amount of the JSNs on the scheduled maturity date and has not otherwise voluntarily redeemed the JSNs, the unpaid amount will remain outstanding. Moreover, Regions may only pay deferred interest on the JSNs out of the net proceeds from the sale of qualifying APM securities, subject to the exceptions set forth under “—Alternative Payment Mechanism.” Regions will be required to repay the unpaid principal amount of the JSNs on each subsequent interest payment date to the extent of the applicable percentage of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the JSNs, an event of default that results in acceleration of the JSNs or June 15, 2078, which is the “final repayment date” for the JSNs. Regions’ right to redeem, repay or purchase JSNs or Trust Preferred Securities prior to June 15, 2058 is subject to its covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

Regions will agree in the indenture to use its commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 days prior to the scheduled maturity date to permit repayment of the JSNs in full on this date in accordance with the above requirement. Regions will further agree in the indenture that if it is unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, it will use its commercially reasonable efforts (except as described below) to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter, until it repays the JSNs in full, it redeems the JSNs, an event of default that results in acceleration of the JSNs occurs or the final repayment date. Regions’ failure to use its commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of JSNs that Regions may redeem or repay at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of various securities in addition to qualifying capital securities, Regions is not required under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

Regions will deliver to the indenture trustee and the holders of the JSNs a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If any JSNs are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

Regions generally may amend or supplement the replacement capital covenant without the consent of the holders of the JSNs or the Trust Preferred Securities. However, with respect to qualifying capital securities, Regions has agreed in the indenture for the JSNs that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining whether or to what extent the repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs as described above since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs.

“Commercially reasonable efforts” to sell qualifying capital securities means commercially reasonable efforts to complete the offer and sale of qualifying capital securities to third parties that are not subsidiaries of Regions in public offerings or private placements. Regions will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

Regions will be excused from its obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the JSNs if it provides written certification to the indenture trustee (which certification will be forwarded to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180- or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but it was unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the JSNs in full.

Payments in respect of the JSNs on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that Regions is not paying from other sources and, third, to repay the principal of the JSNs; provided that, if it is obligated to sell qualifying capital securities and make payments of principal on any outstanding securities in addition to the JSNs in respect thereof, then on any date and for any period, such payments will be made on the JSNs and those other securities having the same scheduled maturity date as the JSNs pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other securities having a later scheduled maturity date until the principal of the JSNs has been paid in full, except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism.” If Regions raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180- or 90-day period, Regions will not be required to repay any JSNs on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which it has raised at least $5 million of net proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since it last repaid any principal amount of JSNs), it will be required to repay a principal amount of the JSNs equal to the applicable percentage of the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Any principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on June 15, 2078, which is the “final repayment date” for the JSNs, regardless of the amount of qualifying capital securities or qualifying APM securities Regions has issued and sold by that time.

Redemption

The JSNs are:

•	repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal”;

•

redeemable in whole or in part at Regions’ option at any time on or after June 15, 2013 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption;

•	redeemable, in whole but not in part, after the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	not subject to any sinking fund or similar provisions.

Except as set forth above, the JSNs are not redeemable prior to June 15, 2013.

Any redemption or repayment of the JSNs prior to June 15, 2058 is subject to Regions’ obligations under the replacement capital covenant as described under “Replacement Capital Covenant.” Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current capital adequacy guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

The redemption price of the JSNs will be equal to (i) 100% of the principal amount of the JSNs being redeemed plus accrued and unpaid interest to the redemption date or (ii) in the case of a redemption after the occurrence of a “rating agency event,” a “make-whole redemption price” equal to (x) 100% of the principal amount of the JSNs being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from June 15, 2013) and interest that would have been payable to and including June 15, 2013 (discounted from their respective interest payment dates) on the JSNs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, plus in each case accrued and unpaid interest to the redemption date.

A “tax event” means the receipt by Regions and the Trust of an opinion of counsel to the effect that, as a result of:

•

any amendment to, or change, including an announced prospective change, in the laws or any regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the initial issuance of the Trust Preferred Securities;

•	any proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities;

•

any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations that is announced on or after the initial issuance of the Trust Preferred Securities; or

•

any threatened challenge asserted in connection with an audit of the Trust, Regions or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the JSNs or the Trust Preferred Securities and which securities were rated investment grade at the time of issue of such securities, there is more than an insubstantial increase in risk that:

•	the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the JSNs;

•	interest payable by us on the JSNs is not or will not be deductible by Regions, in whole or in part, for United States federal income tax purposes; or

•	the Trust is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An “investment company event” means the receipt by Regions and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, and this change becomes effective or would become effective on or after the date of the initial issuance of the Trust Preferred Securities.

A “capital treatment event” means the reasonable determination by Regions that, as a result of:

•

the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve, or

•

any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that Regions will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as Tier 1 capital (or the then equivalent thereof) under the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Regions.

A “rating agency event” means an amendment, clarification or change has occurred in the equity credit criteria for securities such as the JSNs of any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for Regions (a “rating agency”), which amendment, clarification or change results (i) in the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the JSNs or (ii) in a lower equity credit for the JSNs than the then respective equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSNs being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the table published by the Wall Street Journal entitled “Treasury Bonds, Notes and Bills,” except that: (i) if that table (or any successor table) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Morgan Stanley & Co. Incorporated (or its successor) or, if Morgan Stanley & Co. Incorporated (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Regions will notify the Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of JSNs to be redeemed at its registered address. Unless Regions defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the JSNs or portions thereof called for redemption.

Regions may not redeem the JSNs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSNs for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither Regions nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, JSNs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSNs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSNs so selected for redemption, except, in the case of any JSNs being redeemed in part, any portion thereof not to be redeemed.

Subordination

Regions’ obligations to pay interest on, and principal of, the JSNs are subordinate and junior in right of payment and upon liquidation to all its senior debt, as defined below, whether now outstanding or subsequently incurred.

For purposes of the JSNs, “senior debt” is defined as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Regions whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money Regions has borrowed;

(2) debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure Region’s obligations;

(4) any debt of others described in the preceding clauses (1) through (3) which Regions has guaranteed or for which Regions is otherwise liable;

(5) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Regions’ property;

(6) Regions’ obligation as lessee under any lease of property which is reflected on Region’s balance sheet as a capitalized lease;

(7) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8) Regions’ obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments.

For purposes of the JSNs, senior debt will exclude the following:

(A) the guarantee of the Trust Preferred Securities;

(B) the existing parity obligations and any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the JSNs and the issuance of which does not at the time of issuance prevent the JSNs from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Regions’ Tier 1 capital) under the applicable capital adequacy guidelines, rules, regulations, policies or published interpretations of the Federal Reserve; and

(C) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

All liabilities of Regions’ subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the JSNs to the extent of the assets of such subsidiaries. At December 31, 2007, Regions’ indebtedness (excluding all of the liabilities of its subsidiaries) that would rank senior to the JSNs upon liquidation, on a consolidated basis, was approximately $116.3 billion. The JSNs will rank pari passu with the existing parity obligations.

In addition, Regions will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the JSNs except in compliance with applicable Federal Reserve regulations and guidelines.

If Regions shall default in the payment of any principal of (or premium, if any) or interest on any senior debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to Regions by the holders of senior debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest (including any additional interest) on any of the JSNs, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the JSNs.

If certain events in bankruptcy, insolvency or reorganization occur, Regions will first pay all senior debt, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the JSNs. In such an event, Regions will pay or deliver directly to the holders of senior debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the JSNs. Regions will make the payments to the holders of senior debt according to priorities existing among those holders until it has paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, Regions may make payments or distributions on the JSNs so long as:

•	the payments or distributions consist of securities issued by Regions or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

If such events in bankruptcy, insolvency or reorganization occur, after Regions has paid in full all amounts owed on senior debt, the holders of JSNs, together with the holders of any of its other obligations ranking equal with the JSNs, will be entitled to receive from Regions’ remaining assets any principal or interest due at that time on the JSNs and such other obligations before Regions makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the JSNs.

If Regions violates the indenture by making a payment or distribution to holders of the JSNs before Regions has paid all the senior debt in full, then such holders of the JSNs will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing its assets for payment of the senior debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of JSNs will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by Regions or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

Because of the subordination, if Regions becomes insolvent, holders of its senior debt may receive more, ratably, and holders of the JSNs having a claim pursuant to those securities may receive less, ratably, than its other creditors, including trade creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the JSNs.

Regions may modify or amend the indenture as provided under “—Modification of Indenture” below. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the indenture relating to the subordination of the JSNs in a manner that would adversely affect the holders of senior debt.

The indenture places no limitation on the amount of senior debt that Regions may incur. Regions expects from time to time to incur additional indebtedness and other obligations constituting senior debt.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSNs, by that holder’s acceptance of the JSNs, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSNs, the holder of JSNs will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Regions has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Payment; Exchange; Transfer

If the Trust is dissolved and the JSNs are distributed to the holders of the Trust Preferred Securities, Regions will appoint a paying agent from whom holders of JSNs can receive payment of the principal of and any interest on the JSNs. Regions may elect to pay any interest on the JSNs by mailing a check to the person listed as the owner of the JSNs in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of Regions’ affiliates may serve as the paying agent under the indenture. It will pay interest on the JSNs:

•	on an interest payment date to the person in whose name the JSN is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such JSN at the office of the appointed paying agent.

Any money that Regions pays to a paying agent for the purpose of making payments on the JSNs and that remains unclaimed two years after the payments were due will, at Regions’ request, be returned to Regions and after that time any holder of such JSN can only look to Regions for the payments on such JSNs.

Any JSNs can be exchanged for other JSNs so long as such other JSNs are denominated in authorized denominations and have the same aggregate principal amount and same terms as the JSNs that were surrendered for exchange. The JSNs may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Regions for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the JSNs, but Regions may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the JSNs. Regions may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by Regions where holders can surrender the JSNs for registration of transfer or exchange. However, Regions will be required to maintain an office or agency in each place of payment for the JSNs.

Denominations

The JSNs will be issued only in registered form, without coupons, in denominations of $25 each or multiples of $25.

Limitation on Mergers and Sales of Assets

Regions may consolidate with, or sell, lease or otherwise transfer all or substantially all of its assets to, or merge with or into, any other corporation, trust or other entity provided that:

•

Regions is the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding JSNs and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

Regions immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing;

•

if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the indenture, we shall take steps to secure the JSNs equally and ratably with all indebtedness secured in the transaction; and

•	certain other conditions that are described in the indenture are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.

This covenant would not apply to any recapitalization transaction, change of control of Regions or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the JSNs:

•

default in the payment of interest, including compounded interest thereon, in full on any JSN for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Regions (not including any of its subsidiaries); or

•

receivership of a major subsidiary depository institution of Regions within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Regions Bank is Regions’ only major subsidiary depository institution.

The indenture for the JSNs provides that within 90 days after the occurrence of any default or event of default, the indenture trustee must give holders notice of such default actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine in good faith that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest on all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

If such a declaration occurs, the holders of not less than a majority of the aggregate principal amount of the outstanding JSNs can, subject to certain conditions (including, if the JSNs are held by the Trust or a trustee of the Trust, the consent of the holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the JSNs do not rescind such declaration and the JSNs are beneficially owned by the Trust or property trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority of the aggregate principal amount of the outstanding JSNs may waive any past default, except:

•

a default in payment of principal or interest (including any compound interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any compound interest) and principal due otherwise than by acceleration has been deposited with the trustee); or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSN.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority of the aggregate in principal amount of the JSNs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

Regions is required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against Regions if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “—Repayment of Principal,” in each case subject to a market disruption event or it fails to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing Regions to enforce the property trustee’s rights under the JSNs.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Regions will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the JSNs without the consent of the holders of at least a majority in aggregate principal amount of outstanding JSNs.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on Regions’ ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•

pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require Regions to repurchase or redeem or modify the terms of any of the JSNs upon a change of control or other event involving it that may adversely affect the creditworthiness of the JSNs.

The alternative payment mechanism, which is implemented through Regions’ covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require Regions to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSNs.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the JSNs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSNs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.”

If the JSNs are distributed to the holders of Trust Preferred Securities, Regions anticipates that the depositary arrangements for the JSNs will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System.”

Modification of Indenture

Under the indenture, certain of Regions’ rights and obligations and certain of the rights of holders of the JSNs may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding JSNs. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity of any payment of principal or interest (including any compound interest);

•	a reduction in or change in the manner of calculating payments due on the JSNs;

•	a reduction in any principal amount, premium or interest, on the JSNs;

•	a change in the place of payment where, or the coin or currency in which, any payment on the JSNs is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the JSNs;

•

a reduction in the percentage of outstanding JSNs required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding JSNs may, on behalf of all holders of the JSNs, waive compliance by Regions with any covenant or condition contained in the indenture.

If the JSNs are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding JSN is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

Regions and the indenture trustee may execute, without the consent of any holder of JSNs, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to Regions, and the assumption by such successor of Regions’ covenants contained in the indenture and the JSNs;

•	adding covenants of Regions for the benefit of the holders of the JSNs, transferring any property to or with the indenture trustee or surrendering any of its rights or powers under the indenture;

•

changing or eliminating any restrictions on the payment of principal or premium, if any, on JSNs in registered form, provided that any such action shall not adversely affect the interests of the holders of the JSNs of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the JSNs;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the JSNs in any material respect or if the JSNs are beneficially owned by the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•

adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the JSNs in any material respect; or

•	conforming the terms of the indenture and the JSNs to the description of the JSNs in this prospectus supplement, in the manner provided in the indenture.

Regions may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the fourth supplemental indenture to eliminate common stock or qualifying warrants (but not both) from the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism if, after the initial issue date for the Trust Preferred Securities, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

Trust Expenses

Pursuant to an expense agreement with the Trust, Regions agrees to pay, and reimburse the Trust for, the full amounts of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities and other than any withholding tax. This payment obligation will include any costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

Governing Law

The indenture and the JSNs will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of JSNs unless offered reasonable indemnification.

DESCRIPTION OF THE GUARANTEE OF THE TRUST PREFERRED SECURITIES

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Regions.

General

The following payments on the Trust Preferred Securities, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by Regions under a guarantee, or “guarantee,” that Regions will execute and deliver for the benefit of the holders of Trust Preferred Securities. Pursuant to the guarantee, it will irrevocably and unconditionally agree to pay in full the following guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the Trust Preferred Securities, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Regions’ obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Regions to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

If Regions does not make a required payment on the JSNs, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. If Regions does not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of its rights as registered holder of the JSNs or proceed directly against Regions for payment of any amounts due on the JSNs. See “—Status of the Guarantee” below. Because Regions is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that Regions may itself be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by Regions of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. Deutsche Bank Trust Company Americas will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with Regions’ obligations under the indenture and the Trust’s obligations under the Amended Declaration, including Regions’ obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

Regions will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust’s common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•

subordinate and junior in right of payment to all Regions’ senior debt in the same manner as the JSNs as set forth in the indenture (See “Description of the Junior Subordinated Notes–Subordination); and

•

equally with all other guarantees for payments on trust preferred securities that Regions issues in the future to the extent the related subordinated notes by their terms rank pari passu with the JSNs, subordinated notes that Regions issues in the future to the extent that by their terms rank pari passu with the JSNs and any of Regions’ other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee will bind Regions’ successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the JSNs in exchange for all of the Trust Preferred Securities; or

•	upon full payment of the amounts payable in accordance with the Amended Declaration upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if Regions fails to perform any payment obligation or if it fails to perform any other obligation under the guarantee and such default remains unremedied for 60 days.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Regions to enforce the guarantee trustee’s rights and Regions’ obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Regions and its affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,

JUNIOR SUBORDINATED NOTES AND GUARANTEE

As set forth in the Amended Declaration, the exclusive purposes of the Trust are:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and common securities in the JSNs;

•	making distributions to the holders of the Trust Preferred Securities and the common securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the JSNs, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of JSNs equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and the Trust’s common securities;

•	the interest rate on the JSNs will match the distribution rate on the Trust Preferred Securities and the Trust’s common securities;

•	the interest and other payment dates on the JSNs will match the distribution dates for the Trust Preferred Securities and the Trust’s common securities;

•

under the indenture, Regions will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Amended Declaration further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, Regions guarantees payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If Regions does not make interest payments on the JSNs, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that Regions has made a payment of interest or principal or other payments on the JSNs. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The guarantee, when taken together with Regions’ obligations under the JSNs, the indenture and the Amended Declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities. See “Description of the Guarantee of the Trust Preferred Securities.”

Regions has the right to set off any payment that it is otherwise required to make under the indenture with any payment that it has previously made or are concurrently on the date of such payment making under the guarantee.

If Regions fails to make interest or other payments on the JSNs when due, taking into account any applicable deferral period, the Amended Declaration allows the holders of the Trust Preferred Securities to direct the property trustee to enforce its rights under the JSNs. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue Regions to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if Regions breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism, subject to a market disruption event, or it fails to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing Regions to enforce the property trustee’s rights under the JSNs.

Regions acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If Regions fails to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue Regions to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue Regions to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

Regions and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee on a subordinated basis by Regions of payments due on the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of JSNs is that a holder of JSNs would be entitled to receive from the issuer the principal amount of and interest accrued on such JSNs, while a holder of Trust securities is entitled to receive distributions from the Trust, or from Regions under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of Regions, the holders of the JSNs would be subordinated creditors of Regions, subordinated in right of payment to all indebtedness senior to the JSNs as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of Regions’ shareholders receive distributions. Since Regions is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from Regions.

At or around the time of issuance of the Trust Preferred Securities, Regions will enter into a replacement capital covenant pursuant to which Regions will agree for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of its subsidiary, Regions Bank) that it will not generally repay, redeem or purchase, nor will any of its subsidiaries purchase, any of the JSNs or the Trust Preferred Securities prior to June 15, 2058, unless:

•

in the case of a redemption or purchase prior to the scheduled maturity date, Regions has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital adequacy guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

•

the “applicable percentage” of the aggregate amount of net cash proceeds Regions and its subsidiaries have received from the sale to persons other than Regions and its subsidiaries of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to Regions’ dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities”; plus

•

the “applicable percentage” of the market value of any common stock that Regions or any of its subsidiaries has delivered to persons other than Regions and its subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than Regions and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency;

in each case within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); provided that the foregoing restrictions shall not apply to (i) the purchase of the JSNs or Trust Preferred Securities or any portion thereof in connection with the distribution thereof or market-making or other secondary-market activities or (ii) any distribution of the JSNs to holders of the Trust Preferred Securities upon a dissolution of the Trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by Regions of the JSNs as well as the satisfaction and discharge of its obligations under the indenture with respect to the JSNs.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the JSNs occurs. See “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice.”

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means, with respect to any replacement capital securities:

•

with respect to common stock and rights to acquire common stock, 133.33% with respect to any repayment, redemption or purchase prior to June 15, 2028, 200% with respect to any repayment, redemption or purchase on or after June 15, 2028 and prior to June 15, 2048 and 400% with respect to any repayment, redemption or purchase on or after June 15, 2048;

•

with respect to debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities and qualifying capital securities described under clause (1) of the definition of that term, 100% with respect to any repayment, redemption or purchase prior to June 15, 2028, 150% with respect to any repayment, redemption or purchase on or after June 15, 2028 and prior to June 15, 2048 and 300% with respect to any repayment, redemption or purchase on or after June 15, 2048;

•

with respect to qualifying capital securities described under clause (2) of the definition of that term, 100% with respect to any repayment, redemption or purchase on or after June 15, 2028 and prior to June 15, 2048 and 200% with respect to any repayment, redemption or purchase on or after June 15, 2048; and

•	100% with respect to qualifying capital securities described under clause (3) of the definition of that term.

“Common stock” means Regions’ common stock (including common stock issued pursuant to its dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (b), subject to customary anti-dilution adjustments, and (ii) subordinated debt securities of Regions that are non-callable prior to the settlement date of the stock purchase contracts; (b) provides that the holders directly or indirectly grant Regions a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and (d) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the holders being deemed to exercise a right to put the subordinated debt securities to Regions or Regions exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) subordinated debt securities of Regions that include a provision permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least five years without any remedies other than permitted remedies and that are the most junior subordinated debt of Regions (or rank pari passu with the most junior subordinated debt of Regions) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Regions’ qualifying preferred stock; (b) provides that the holders directly or indirectly grant to Regions a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt of Regions is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) Regions’ capital ratios, (ii) its capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity”; (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the holders being deemed to exercise a right to put the subordinated debt securities to Regions or Regions exercising its rights as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for preferred equity”; (e) includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for preferred equity or debt exchangeable for common equity as “replacement capital securities”; and (f) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) a requirement that the preferred stock convert into Regions’ common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities on or prior to the scheduled maturity date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities after the scheduled maturity date, the date that is 90 days prior to delivery of notice of such repayment or redemption or the date of such purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to delivery of notice of such repayment or redemption or the date of such purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 90-day (or shorter) period began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to JSNs or Trust Preferred Securities or on which Regions repurchases, or any subsidiary purchases, any JSN or Trust Preferred Security, the period beginning on the measurement date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities) that, in the determination of Regions’ board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1) in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities prior to June 15, 2028,

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) either:

•	(x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	“qualifying preferred stock”;

(2) in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after June 15, 2028 but prior to June 15, 2048,

•	securities described under clause (1) in this definition;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either:

•	are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision” or

•	(x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either:

•	(x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•

securities issued by Regions or its subsidiaries that (a) rank senior to the JSNs and securities that rank pari passu with the JSNs but junior to all other debt securities of Regions (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon Regions’ liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by Regions or its subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”; or

(3) in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after June 15, 2048,

•	securities described under clause (2) in this definition;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have an “optional deferral provision” and (c) either:

•	have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years and are subject to a “qualifying replacement capital covenant”;

•

securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon Regions’ liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•

securities issued by Regions or its subsidiaries that (a) rank senior to the JSNs and securities that rank pari passu with the JSNs but junior to all other debt securities of Regions (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon Regions’ liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•

have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by Regions or its subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a Regions subsidiary that Regions holds through a subsidiary that is a depository institution within the meaning of 12 C.F.R. § 204.2(m) (a “depository institution subsidiary”), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for Regions’ non-cumulative perpetual preferred stock and that satisfies the following requirements:

•

such non-cumulative perpetual preferred stock and the related Regions’ non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

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such non-cumulative perpetual preferred stock must be exchangeable automatically into Regions’ non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

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if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•

Regions’ non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock issued as part of such transaction ranks pari passu or junior to Regions’ other preferred stock; and

•	such “REIT preferred securities” and Regions’ non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting Regions, in its sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring Regions to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and to apply the eligible proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which Regions pays current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Regions or any of its subsidiaries as consideration for such “APM qualifying securities”) that Regions has received during the 180 days prior to the related distribution date from the issuance of “APM qualifying securities,” up to the “preferred cap” (as defined below) in the case of “APM qualifying securities” that are “qualifying preferred stock” or “mandatorily convertible preferred stock” and up to the “share cap,” if any, in the case of “APM qualifying securities” that are common stock, “qualifying warrants” or “mandatorily convertible preferred stock”;

•

permit Regions to pay current distributions on any distribution date out of any source of funds but (x) require it to pay deferred distributions only out of eligible proceeds and (y) prohibit it from paying deferred distributions out of any source of funds other than eligible proceeds;

•	include a “repurchase restriction” that applies if a deferral of distributions continues for more than one year;

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notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves Regions’ sale of “APM qualifying securities” or the use of the proceeds thereof to pay deferred distributions, may (if Regions elects to so provide in the terms of such “qualifying capital securities”) permit it to pay deferred distributions from any source or, if the Federal Reserve does not disapprove its issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if Regions elects to so provide in the terms of such “qualifying capital securities”) permit it to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents;

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may include a provision that, notwithstanding the “common cap” and the “preferred cap,” for purposes of paying deferred distributions, limits Regions’ ability to sell shares of its common stock, “qualifying warrants,” or “mandatorily convertible preferred stock” to fund the payment of deferred distributions above an aggregate cap specified in the transaction documents (a “share cap”), subject to Regions’ agreement to use commercially reasonable efforts to increase the “share cap” amount (i) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of Regions common stock or (ii) if Regions cannot increase the “share cap” amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for stockholder vote at the next occurring annual stockholders meeting to increase the number of shares of its authorized common stock for purposes of satisfying its obligations to pay deferred distributions;

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limit Regions’ obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first five years of such deferral period, to:

•	an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of Regions’ market capitalization; or

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a number of shares of common stock and shares purchasable upon exercise of “qualifying warrants,” in the aggregate, not in excess of 2% of the outstanding number of shares of its common stock (the “common cap”); and

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limit Regions’ right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock,” the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

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permit Regions, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	Regions shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

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if, due to a market disruption event or otherwise, it is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, Regions will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” the “share cap” and the “preferred cap,” as applicable; and

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if Regions has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by Regions from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” the “share cap,” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision”):

common stock, qualifying warrants, mandatorily convertible preferred stock or qualifying preferred stock, provided (and it being understood) that (i) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” include both common stock and qualifying warrants, such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, Regions to issue qualifying warrants and (ii) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” include “mandatorily convertible preferred stock,” such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, Regions to issue “mandatorily convertible preferred stock.”

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism,” or (ii) any period in which Regions fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

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in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•

in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) the earliest two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatory convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

In the case of any cumulative preferred stock that includes a bankruptcy claim limitation provision, such provision shall limit the liquidation preference of such cumulative preferred stock to its stated amount, plus an amount in respect of accumulated and unpaid dividends not in excess of the amount set forth in the preceding two bullets, as applicable.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that to the extent that the qualifying preferred stock or qualifying capital securities provide the issuer with rating agency equity credit at the time of repayment at maturity or earlier redemption or defeasance, the issuer will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption, or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security be subject to “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as Regions is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

require the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of “APM qualifying securities” within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) such “mandatory trigger provision” shall limit the issuance and sale of common stock and “qualifying warrants” the proceeds of which must be applied to pay such distributions pursuant to such provision to the “common cap,” unless the “mandatory trigger provision” requires such issuance and sale within one year of such failure, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock issued pursuant to the “mandatory trigger provision” the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a “repurchase restriction”;

•

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of Regions junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point above to pay such deferred Distributions in full (subject to the same exceptions as are set forth in the definition of “repurchase restriction”); and

•	include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or such other basis as the Federal Reserve may approve.

No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years. The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute Tier 1 capital for Regions unless such approval is obtained.

“No payment provision” means a provision or provisions in the transaction documents for securities or combinations of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall, in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a) (i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall, in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than “permitted remedies” and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first five years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to at least 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing or redeeming common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by Regions’ board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities.

“Repurchase restriction” means a provision that requires the corporation and its subsidiaries not to redeem or purchase any of the securities of the corporation ranking junior to or pari passu with any APM Qualifying

Securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid, except where non-payment would cause the corporation to breach the terms of the relevant instrument, other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

(a) purchases of such securities by subsidiaries of the corporation in connection with the distribution thereof or market-making or other secondary-market activities;

(b) purchases, redemptions or other acquisitions of shares of common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or any dividend reinvestment plan; or

(c) purchases of shares of common stock pursuant to a contractually binding requirement to buy common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan or in connection with an acquisition transaction.

Regions’ ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is Regions’ 7 3/8% Subordinated Debentures due 2037, which have CUSIP No. 7591EP AE0. The replacement capital covenant includes provisions requiring Regions to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. Regions may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in Regions’ earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Regions has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Regions has delivered to the holders of the then-effective series of covered debt a written certificate to that effect. For this purpose, an amendment or supplement that adds new types of securities qualifying as replacement capital securities or modifies the requirements of securities qualifying as replacement capital securities will not be deemed materially adverse to the covered debtholders if, following such amendment or supplement, the replacement capital covenant would constitute a “qualifying replacement capital covenant.”

Regions may generally amend or supplement the replacement capital covenant without the consent of the holders of the JSNs. With respect to qualifying capital securities, on the other hand, Regions has agreed in the indenture for the JSNs that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that it may include for purposes of determining when repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSNs may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of JSNs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or JSNs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Amended Declaration and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of direct participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

If (i) Regions advises the trustees of the Trust in writing that DTC is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities certificates, and Regions is unable to locate a qualified successor, (ii) Regions at its option advises the trustees of the Trust in writing that it elects to terminate the book-entry system through DTC, (iii) DTC ceases to be a clearing agency registered under the Exchange Act and no qualified successor is appointed by the administrative trustees of the trust within 90 days after its receipt of such notice or its becoming aware of such cessation, or (iv) there shall have occurred and be continuing an event of default under the indenture, then certificates for the Trust Preferred Securities are required to be printed and delivered in accordance with the Amended Declaration. Regions may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of Regions, the Trust, the trustees of the Trust or any agent for Regions or any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Regions nor the Trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Amended Declaration, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Regions and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

This section describes the material United States federal income tax consequences of owning the Trust Preferred Securities. It applies to holders that hold Trust Preferred Securities as capital assets for tax purposes and acquire Trust Preferred Securities upon their original issuance at their original offering price. This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank or thrift;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns Trust Preferred Securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns Trust Preferred Securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Trust Preferred Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Trust Preferred Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Trust Preferred Securities.

The Trust Preferred Securities are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. Regions has not sought any rulings concerning the treatment of the Trust Preferred Securities, and the opinion of its tax counsel is not binding on the Internal Revenue Service (“IRS”). Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Trust Preferred Securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the JSNs

In the opinion of Regions’ counsel, Sullivan & Cromwell LLP, under current law and assuming full compliance with the terms of the junior debt indenture and other relevant documents, based on the underwriters’ representations to Regions, and based on Regions’ representations to Sullivan & Cromwell LLP, the JSNs will be respected as indebtedness of Regions for United States federal income tax purposes (although the matter is not free from doubt). By purchasing the Trust Preferred Securities, each holder agrees to treat the JSNs as indebtedness of Regions for federal income tax purposes. The remainder of this discussion assumes that the JSNs will not be recharacterized as other than indebtedness of Regions, unless otherwise indicated.

Classification of the Trust

Under current law and assuming full compliance with the terms of the indenture and the Amended Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a partnership or as an association taxable as a corporation. By purchasing the Trust Preferred Securities, each holder agrees to treat the Trust as a grantor trust for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, the beneficial owner of Trust Preferred Securities will generally be treated as the owner of an undivided interest in the assets of the Trust, including the JSNs. Such beneficial owner will be required to include in ordinary income for United States federal income tax purposes its allocable share of interest (or original issue discount, if any) paid or accrued on the JSNs.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” A holder is a United States Holder if such holder is a beneficial owner of Trust Preferred Securities and is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States person for United States federal income tax purposes and is not a partnership. This subsection does not apply to a holder that is a non-United States Holder and such holders should refer to “—Non-United States Holders” below.

Interest Income

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). Regions believes that the likelihood of it exercising its option to defer payments is remote within the meaning of the regulations. Based on the foregoing, Regions believes that the JSNs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of Trust Preferred Securities should include in gross income that holder’s interest on the JSNs in accordance with that holder’s method of tax accounting.

Original Issue Discount

Under the applicable United States Treasury regulations, if the likelihood of Regions’ exercise of the option to defer any payment of interest was determined not to be “remote,” or if Regions exercised that option, the JSNs would be treated as issued with OID either at the time of issuance or at the time of exercise of the option to defer the payment of interest, in which case all stated interest on the JSNs would thereafter be treated as OID as long as the JSNs remained outstanding.

In that event, all of a United States Holder’s taxable interest income relating to the JSNs would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of the United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States Holder of Trust Preferred Securities would be required to include in gross income OID even though Regions (and the Trust) will make no actual payments on the JSNs (and the Trust Preferred Securities) during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable United States Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the JSNs will constitute interest or OID, (i) corporate holders of Trust Preferred Securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the Trust Preferred Securities and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any interest or OID income recognized relating to the Trust Preferred Securities.

Sale of Trust Preferred Securities

Upon the sale of Trust Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of the Trust Preferred Securities. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest on the JSNs required to be included in income, and generally will be long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year. The amount realized will not include amounts that are allocated to accrued but unpaid interest, which will be subject to tax in the manner described above under “—Interest Income” and “—Original Issue Discount.” Assuming that Regions does not exercise its option to defer payments of interest on the JSNs and that the JSNs are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price. If the JSNs are deemed to be issued with OID, a United States Holder’s tax basis in the Trust Preferred Securities generally will be such holder’s initial purchase price, increased by OID previously includible in that holder’s gross income to the date of disposition and decreased by distributions or other payments received on the JSNs since and including the date that the JSNs were deemed to be issued with OID.

Should Regions exercise its option to defer payment of interest on the JSNs, the Trust Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest, which, as described above, is treated as OID. In the event of that deferral, a United States Holder who disposes of its Trust Preferred Securities before the record date for the payment of deferred interest will be required to include in income the OID that has accrued on the Trust Preferred Securities to the date of disposition and to add that amount to its adjusted tax basis in the Trust Preferred Securities that were disposed. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Receipt of JSNs or Cash upon Liquidation of the Trust

If the Trust is dissolved and the Trust distributes the JSNs on a pro rata basis to a United States Holder, such holder will not be subject to tax. Rather, such holder would have an adjusted tax basis in the JSNs received in the liquidation equal to the adjusted tax basis in such holder’s Trust Preferred Securities surrendered for the JSNs. Such holder’s holding period for the JSNs would include the period during which such holder had held the Trust Preferred Securities. If, however, the Trust is classified, for United States federal income tax purposes, as an association that is subject to tax as a corporation at the time of the liquidation, the distribution of the JSNs would constitute a taxable event to a United States Holder and such United States Holder would acquire a new holding period in the JSNs received.

If the JSNs are redeemed for cash and the proceeds of the redemption are distributed to a United States Holder in redemption of such holder’s Trust Preferred Securities, the redemption would be treated in the same manner as a sale of the Trust Preferred Securities, in which gain or loss would be recognized, as described above under “—Sales of Trust Preferred Securities.”

Information Reporting and Backup Withholding

Generally, income on the Trust Preferred Securities will be subject to information reporting. In addition, United States Holders may be subject to backup withholding on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a disposition) of the Trust Preferred Securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the Trust Preferred Securities will be respected as indebtedness of Regions, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Trust Preferred Security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of Regions stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to Regions through stock ownership; and

•

the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Trust Preferred Securities (including payments in respect of OID, if any, on the JSNs) made to a non-United States Holder would be subject to a 30 percent United States federal withholding tax, unless that Holder provides its withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Trust Preferred Securities is not subject to withholding tax because it is effectively connected with that Holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (and, if one of certain tax treaties applies, if the non-United States Holder maintains a permanent establishment within the United States in connection with that trade or business) and the interest on the Trust Preferred Securities is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if one of certain tax treaties applies, any lower rates as provided in that treaty) branch profits tax.

If, contrary to the opinion of our tax counsel, the Trust Preferred Securities were recharacterized as equity of Regions, payments on the Trust Preferred Securities would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of the Trust Preferred Securities generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on Trust Preferred Securities to a non-United States Holder (except to the extent described in the following paragraph), or to proceeds from the disposition of Trust Preferred Securities by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States person and neither Regions nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS. In general, if Trust Preferred Securities are not held through a qualified intermediary, the amount of payments made on those Trust Preferred Securities, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies, or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. Regions and the underwriters may be considered a party in interest or disqualified person with respect to a plan to the extent Regions, the underwriters or any of their respective affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA, the assets of the Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

If the assets of the Trust were deemed to be “plan assets,” then an investing plan’s assets could be considered to include an undivided interest in the JSNs held by the Trust. Persons providing services to the Trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the Trust assets. In this regard, if the person or persons with discretionary responsibilities over the JSNs or the guarantee were affiliated with Regions, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires Trust Preferred Securities will be deemed to have (i) directed the Trust to invest in the JSNs, and (ii) appointed the trustees.

All of the common securities will be purchased and held by Regions. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if Regions were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Trust Preferred Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the Trust Preferred Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan or a governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” of any such plan or governmental, church or foreign plan or (ii) its purchase and holding of Trust Preferred Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers of Trust Preferred Securities have the exclusive responsibility for ensuring that their purchase and holding of the Trust Preferred Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

Regions Financial Corporation, Regions Financing Trust III and the underwriters named below have entered into an underwriting agreement with respect to the Trust Preferred Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Trust Preferred Securities indicated in the following table. Morgan Stanley & Co. Incorporated, Morgan Keegan & Company, Inc. Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters.

Underwriters	Number of Trust Preferred Securities
Morgan Stanley & Co. Incorporated	1,802,400
Citigroup Global Markets Inc	1,802,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,802,400
Morgan Keegan & Company, Inc.	1,200,000
UBS Securities LLC	1,802,400
Wachovia Capital Markets, LLC	1,802,400
Deutsche Bank Securities Inc.	120,000
RBC Capital Markets Corporation	120,000
The Williams Capital Group, L.P.	120,000
Barclays Capital Inc.	63,000
Charles Schwab & Co., Inc	63,000
Fidelity Capital Markets, a division of National Financial Services LLC	63,000
HSBC Securities (USA) Inc.	63,000
Janney Montgomery Scott LLC	63,000
Lehman Brothers Inc.	63,000
Oppenheimer & Co. Inc.	63,000
Pershing LLC	63,000
Raymond James & Associates, Inc.	63,000
Robert W. Baird & Co. Incorporated	63,000
Stifel, Nicolaus & Company, Incorporated	63,000
Wells Fargo Securities, LLC	63,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	21,000
Boenning & Scattergood, Inc.	21,000
Butler, Wick & Co., Inc.	21,000
C. L. King & Associates, Inc.	21,000
City Securities Corporation	21,000
Crews & Associates, Inc.	21,000
D.A. Davidson & Co.	21,000
Davenport & Company LLC	21,000
E* Trade Securities Inc.	21,000
Ferris, Baker, Watts Inc.	21,000
Fifth Third Securities, Inc.	21,000
Fixed Income Securities, LP	21,000
H&R Block Financial Advisors, Inc.	21,000
J.J.B. Hilliard, W.L. Lyons, Inc.	21,000
Jeffries & Co.	21,000
Keefe, Bruyette & Woods, Inc.	21,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	21,000
McGinn, Smith & Co. Inc.	21,000

Underwriters	Number of Trust Preferred Securities
Mesirow Financial, Inc.	21,000
NatCity Investments, Ins.	21,000
Piper Jaffray & Co.	21,000
Sanders Morris Harris Inc.	21,000
Southwest Securities Inc.	21,000
Sterne, Agee & Leach, Inc.	21,000
Stone & Youngberg LLC	21,000
SunTrust Capital Markets, Inc.	21,000
Synovus Securities, Inc.	21,000
TD Waterhouse Investor Services, Inc.	21,000
Vining-Sparks IBG, Limited Partnership	21,000
Wedbush Morgan Securities Inc.	21,000
William Blair & Company, L.L.C.	21,000
Ziegler Capital Markets Group	21,000

Total	12,000,000

The underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken.

If the underwriters sell more Trust Preferred Securities than the total number set forth in the table above, the underwriters have an option to buy an additional 1,800,000 Trust Preferred Securities from Regions Financing Trust III to cover such sales. They may exercise that option for 30 days. If any Trust Preferred Securities are purchased pursuant to this option, the underwriters will severally purchase Trust Preferred Securities in approximately the same proportion as set forth in the table above.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities and the Trust’s common securities will be used to purchase the JSNs issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

Paid by Regions
Per Trust Preferred Security(1)	$0.7875
Total	$9,369,500

(1)	For sales to certain institutions, the amount will be $0.50 per Trust Preferred Security.

Trust Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.50 per Trust Preferred Security from the initial public offering price; provided, however, that such discounts for sales to certain institutions will not be in excess of $0.30 per Trust Preferred Security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Trust Preferred Security to brokers and dealers. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the closing date, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities) or any JSNs, any securities (including any security issued by another trust or other special purpose vehicle) that are substantially similar to the Trust Preferred Securities, the JSNs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or Regions, except with the prior written consent of the representatives.

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange. If approved, Regions expects trading of the Trust Preferred Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the underwriters have undertaken to sell Trust Preferred Securities to a minimum of 400 beneficial owners.

In connection with the offering, the underwriters may purchase and sell the Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the Trust Preferred Securities made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each of the underwriters has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Trust Preferred Securities in circumstances in which neither section 21(1) nor section 238(1) of the FSMA is breached;

(b) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Trust Preferred Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by Regions of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The offering of the Trust Preferred Securities is being made in compliance with Conduct Rule 2810 of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Under Rule 2810, none of the named underwriters that are affiliated with the Trust are permitted to sell Trust Preferred Securities in this offering to an account over which they exercise discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement and the accompanying prospectus may be used by Morgan Keegan & Company, Inc. or our other affiliates in connection with offers and sales of the Trust Preferred Securities in market-making transactions at negotiated prices at the time of sale. Morgan Keegan & Company, Inc. or our other affiliates may act as principal or agent in such transactions.

Regions estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $1,200,000.

Regions has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to Regions, for which they have in the past received, and may in the future receive, customary fees and expenses.

In compliance with guidelines of FINRA, the maximum commission or discount to be received by a FINRA member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trust. The validity of the JSNs and the guarantee will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Alston & Bird LLP, Washington, D.C. Certain United States federal income taxation matters will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Regions appearing in Regions’ Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Regions’ internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, and Regions management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

REGIONS FINANCIAL CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Guarantees

Regions Financing Trust II

Regions Financing Trust III

Regions Financing Trust IV

Regions Financing Trust V

Regions Financing Trust VI

Trust Preferred Securities

The securities listed above may be offered by us, or the trusts, as applicable, and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on The New York Stock Exchange and trades under the ticker symbol “RF.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 11, 2007

Unless the context requires otherwise, references to (1) “we,” “us,” “our,” “Regions” or similar terms are to Regions Financial Corporation and its subsidiaries, and (2) the “trusts” are to Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V, and Regions Financing Trust VI, Delaware statutory trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, junior subordinated debt securities, stock purchase contracts, units, warrants, preferred stock, depositary shares and common stock, in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of us or debt or equity securities of one or more other entities. The trusts may offer and sell trust preferred securities representing beneficial interests in the trusts, which may be guaranteed by Regions, to the public.

We may use this prospectus in the initial sale of the securities listed above. In addition, Morgan Keegan & Company, Inc., or any of our other affiliates, may use this prospectus in a market-making transaction in any securities listed above or similar securities after their initial sale.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c),14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed (other than information in such additional documents that are deemed, under SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

1

•

Current Reports on Form 8-K filed on January 8, 2007, January 24, 2007, January 30, 2007, March 14, 2007, April 13, 2007 and April 20, 2007, and two Forms 8-K filed on April 30,2007, and Form 8-K/A filed on January 12, 2007, amending the Form 8-K filed on November 6, 2006; and

•

The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Attention: Investor Relations

Regions Financial Corporation

1900 Fifth Avenue North, Birmingham, Alabama 35203

(205) 581-7890

We have not included or incorporated by reference in this prospectus any separate financial statements of Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V or Regions Financing Trust VI which we will refer to as the trusts. We do not believe that these financial statements would provide holders of trust preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges (from continuing operations) for the quarters ended March 31, 2007 and March 31, 2006 and for each of the five fiscal years ended December 31, 2006 are as follows:

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2007 (2)	2006	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges (1)
Excluding interest on deposits	3.76	3.99	3.86	3.64	4.06	3.61	3.08
Including interest on deposits	1.75	1.95	1.84	1.89	2.30	2.13	1.79

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income (loss) before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

(2)	For purposes of this computation, the recognized interest related to uncertain tax positions of approximately $24 million was excluded.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Carl L. Gorday, our Assistant General Counsel, or such other legal officer as we may designate from time to time, and Alston & Bird LLP, Washington, D.C. Mr. Gorday beneficially owns shares of our common stock and options to acquire additional shares of our common stock. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Regions incorporated by reference in Regions’ Annual Report (Form 10-K) for the year ended December 31, 2006, and Regions management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Regions Financing

Trust III

$300,000,000

8.875% Trust Preferred Securities

(liquidation amount $25 per security) fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

Regions Financial

Corporation

Morgan Stanley

Morgan Keegan & Company, Inc.

Citi

Merrill Lynch & Co.

UBS Investment Bank

Wachovia Securities

Deutsche Bank Securities

RBC Capital Markets

The Williams Capital Group, L.P.